                                                                  EXHIBIT 10.3
                                                                  EXECUTION COPY

================================================================================


                                 $1,000,000,000
                              REVOLVING CREDIT AND
                               TERM LOAN AGREEMENT

                             Dated as of May 4, 1999

                                      among

                                LEAR CORPORATION,
                        THE FOREIGN SUBSIDIARY BORROWERS,

                            The Lenders Party Hereto,

                               CITICORP USA, INC.
                                       and
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                            as Co-Syndication Agents,

                         TORONTO DOMINION (TEXAS), INC.,
                             as Documentation Agent,

                            The Other Agents Named in
                               Schedule IX Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                      ------------------------------------


                             CHASE SECURITIES INC.,
                   as Sole Book Manager and Sole Lead Arranger



================================================================================



                                                                                                               Page i


                                TABLE OF CONTENTS
                                                                                                               Page
SECTION 1.        DEFINITIONS.....................................................................................1
         1.1  Defined Terms.......................................................................................1
         1.2  Other Definitional Provisions......................................................................27

SECTION 2.        AMOUNT AND TERMS OF REVOLVING CREDIT
                      COMMITMENTS................................................................................28
         2.1  Revolving Credit Commitments.......................................................................28
         2.2  Repayment of Revolving Credit Loans; Evidence of Debt..............................................28
         2.3  Procedure for Revolving Credit Borrowing...........................................................29
         2.4  Termination or Reduction of Revolving Credit Commitments...........................................29
         2.5  Borrowings of Revolving Credit Loans and Refunding of Loans........................................30

SECTION 3.   AMOUNT AND TERMS OF TERM LOAN
                 COMMITMENTS.....................................................................................31
         3.1  Term Loan Commitments..............................................................................31
         3.2  Repayment of Term Loans; Evidence of Debt..........................................................31
         3.3  Procedure for Term Loan Borrowing..................................................................32

SECTION 4.        AMOUNT AND TERMS OF MULTICURRENCY
                     COMMITMENT..................................................................................33
         4.1  Multicurrency Commitments..........................................................................33
         4.2  Repayment of Multicurrency Loans; Evidence of Debt.................................................33
         4.3  Procedure for Multicurrency Borrowing..............................................................34
         4.4  Termination or Reduction of Multicurrency Commitments..............................................34
         4.5  Redenomination and Alternative Currencies..........................................................34

SECTION 5.  GENERAL PROVISIONS APPLICABLE TO LOANS ..............................................................35
         5.1  Interest Rates and Payment Dates...................................................................35
         5.2  Conversion and Continuation Options................................................................35
         5.3  Minimum Amounts of Tranches........................................................................36
         5.4  Optional and Mandatory Prepayments.................................................................36
         5.5  Commitment Fees; Other Fees........................................................................37
         5.6  Computation of Interest and Fees...................................................................38
         5.7  Inability to Determine Interest Rate...............................................................39
         5.8  Pro Rata Treatment and Payments....................................................................39
         5.9  Illegality.........................................................................................42
         5.10  Requirements of Law...............................................................................42
         5.11  Indemnity.........................................................................................44
         5.12  Taxes  ...........................................................................................44


                                                                                                            Page ii



         5.13  Assignment of Commitments Under Certain Circumstances.............................................46
         5.14  Use of Proceeds...................................................................................47

SECTION 6.  REPRESENTATIONS AND WARRANTIES.......................................................................47
         6.1  Financial Statements...............................................................................47
         6.2  No Change..........................................................................................47
         6.3  Corporate Existence; Compliance with Law...........................................................48
         6.4  Corporate Power; Authorization; Enforceable Obligations............................................48
         6.5  No Legal Bar; Senior Debt..........................................................................49
         6.6  No Material Litigation.............................................................................49
         6.7  No Default.........................................................................................49
         6.8  Ownership of Property; Liens.......................................................................49
         6.9  Taxes   ...........................................................................................50
         6.10  Securities Law, etc. Compliance...................................................................50
         6.11  ERISA  ...........................................................................................50
         6.12  Investment Company Act; Other Regulations.........................................................51
         6.13  Subsidiaries, etc. ...............................................................................51
         6.14  Accuracy and Completeness of Information..........................................................51
         6.15  Security Documents................................................................................52
         6.16  Patents, Copyrights, Permits and Trademarks.......................................................52
         6.17  Environmental Matters.............................................................................52
         6.18  Year 2000 Matters.................................................................................53

SECTION 7.  CONDITIONS PRECEDENT.................................................................................54
         7.1  Conditions to Closing Date.........................................................................54
         7.2  Conditions to Each Loan............................................................................55

SECTION 8.  AFFIRMATIVE COVENANTS......................................................................56
         8.1  Financial Statements...............................................................................56
         8.2  Certificates; Other Information....................................................................57
         8.3  Performance of Obligations.........................................................................58
         8.4  Conduct of Business, Maintenance of Existence and Compliance with Obligations and Laws.....................................................................................58
         8.5  Maintenance of Property; Insurance.................................................................58
         8.6  Inspection of Property; Books and Records; Discussions.............................................58
         8.7  Notices ...........................................................................................59
         8.8  Maintenance of Liens of the Security Documents.....................................................60
         8.9  Environmental Matters..............................................................................60
         8.10  Security Documents; Guarantee Supplement..........................................................61

SECTION 9.  NEGATIVE COVENANTS...................................................................................62
         9.1  Financial Covenants................................................................................63
         9.2  Limitation on Indebtedness.........................................................................63

                                                                                                              Page iii




                                                                                                                Page

         9.3  Limitation on Liens................................................................................64
         9.4  Limitation on Guarantee Obligations................................................................66
         9.5  Limitations on Fundamental Changes.................................................................67
         9.6  Limitation on Sale of Assets.......................................................................68
         9.7  Limitation on Dividends............................................................................69
         9.8          Limitation on Subsidiary and Secured Indebtedness..........................................69
         9.9  Limitation on Investments, Loans and Advances......................................................70
         9.10  Limitation on Optional Payments and Modification of Debt Instruments; Certain
                      Derivative Transactions....................................................................71
         9.11  Transactions with Affiliates......................................................................72
         9.12  Corporate Documents...............................................................................72
         9.13  Fiscal Year.......................................................................................72
         9.14  Limitation on Restrictions Affecting Subsidiaries.................................................72
         9.15  Special Purpose Subsidiary........................................................................73
         9.16  Interest Rate Agreements..........................................................................73

SECTION 10.  GUARANTEE...........................................................................................73
         10.1  Guarantee.........................................................................................73
         10.2  No Subrogation....................................................................................74
         10.3  Amendments, etc. with respect to the Obligations; Waiver of Rights................................74
         10.4  Guarantee Absolute and Unconditional..............................................................75
         10.5  Reinstatement.....................................................................................76
         10.6  Payments..........................................................................................76

SECTION 11.  EVENTS OF DEFAULT...................................................................................76

SECTION 12.  THE ADMINISTRATIVE AGENT; DOCUMENTATION
                          AGENT; CO-SYNDICATION AGENTS; THE MANAGING
                          AGENTS; THE LEAD MANAGERS AND THE CO-AGENTS............................................79
         12.1  Appointment.......................................................................................79
         12.2  Delegation of Duties..............................................................................80
         12.3  Exculpatory Provisions............................................................................80
         12.4  Reliance by Administrative Agent..................................................................80
         12.5  Notice of Default.................................................................................81
         12.6  Non-Reliance on Administrative Agent and Other Lender.............................................81
         12.7  Indemnification...................................................................................81
         12.8  Administrative Agent in its Individual Capacity...................................................82
         12.9  Successor Administrative Agent....................................................................82
         12.11  Actions Under Security Documents.................................................................82
         12.12  Intercreditor Agreement..........................................................................83
SECTION 13.  MISCELLANEOUS.......................................................................................83
         13.1  Amendments and Waivers............................................................................83

                                                                                                              Page iv

         13.2  Notices...........................................................................................86
         13.3  No Waiver; Cumulative Remedies....................................................................86
         13.4  Survival of Representations and Warranties........................................................87
         13.5  Payment of Expenses and Taxes.....................................................................87
         13.6  Successors and Assigns; Participations and Assignments............................................87
         13.7  Adjustments; Set-Off..............................................................................90
         13.8  Loan Conversion/Participations....................................................................91
         13.10  Counterparts.....................................................................................93
         13.11  Severability.....................................................................................93
         13.12  Integration......................................................................................93
         13.13  GOVERNING LAW....................................................................................93
         13.14  Submission to Jurisdiction; Waivers..............................................................93
         13.15  Acknowledgement..................................................................................94
         13.16  WAIVERS OF JURY TRIAL............................................................................94
         13.17  Power of Attorney................................................................................94
         13.18  [Reserved].......................................................................................94
         13.19  Release of Collateral and Guarantees.............................................................95
         13.20  Judgment.........................................................................................95
         13.21  Confidentiality..................................................................................96
         13.22  Conflicts........................................................................................96

SCHEDULES:

        I              Commitments; Addresses
        II             Foreign Subsidiary Borrowers
        III            Administrative Schedule
        IV             Security Documents
        V              [Reserved]
        VI             Subsidiaries
        VII            Hazardous Material
        VIII           Contractual Obligation Restrictions
        IX             Agents


EXHIBITS:

        A              Form of Revolving Credit Note
        B              Form of Term Note
        C              [Reserved]
        D              [Reserved]
        E              [Reserved]
        F              [Reserved]
        G              [Reserved]
        H              [Reserved]
        I              Form of Joinder Agreement
        J              [Reserved]
        K              Form of Assignment and Acceptance
        L              Form of Opinion of Winston & Strawn
        M              [Reserved]
        N              Matters to be Covered by Foreign Subsidiary Opinion
        O              Form of Subsidiary Guarantee
        P              Form of Intercreditor Agreement
        Q              Form of Pledge Agreement

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of May 4, 1999 among LEAR CORPORATION, a Delaware corporation (the "U.S. Borrower"), each FOREIGN SUBSIDIARY BORROWER (as hereinafter defined) (together with the U.S. Borrower, the "Borrowers"), the Managing Agents named on Schedule IX hereto (the "Managing Agents"), the Co-Agents named on Schedule IX hereto (the "Co-Agents"), the Lead Managers named on Schedule IX hereto (the "Lead Managers"), the several banks and other financial institutions from time to time parties hereto (the "Lenders"), CITICORP USA, INC. and MORGAN STANLEY SENIOR FUNDING, INC., as co-syndication agents (the "Co- Syndication Agents"), TORONTO DOMINION (TEXAS), INC., as documentation agent (the "Documentation Agent"), and THE CHASE MANHATTAN BANK, a New York banking corporation (as hereinafter defined, the "Administrative Agent"), as administrative agent for the Lenders hereunder.


                              W I T N E S S E T H :


                  WHEREAS, the U.S. Borrower is a party to the UT Automotive Acquisition Agreement (as defined below) pursuant to which the U.S. Borrower (or a Subsidiary designated by it) will consummate the UT Automotive Acquisition (as defined below); and

                  WHEREAS, in order to finance a portion of the purchase price of the UT Automotive Acquisition, and to finance general corporate purposes of the U.S. Borrower and its Subsidiaries, the U.S. Borrower has requested the Lenders to make available the credit facilities described herein, and the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                  SECTION 1.        DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR Loans": Revolving Credit Loans or Term Loans, as the case may be, the rate of interest applicable to which is based upon the Alternate Base Rate.

                  "Acquired Indebtedness": Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the U.S. Borrower or assumed in connection with the acquisition of assets from such Person and not incurred by such

          Person in contemplation of such Person becoming a Subsidiary of the U.S. Borrower or such acquisition, and any refinancings thereof.


                  "Adjusted Aggregate Revolving Outstandings": with respect to each Lender, the Aggregate Revolving Outstandings of such Lender, plus the amount of any participating interests purchased by such Lender pursuant to subsection 13.8, minus the amount of any participating interests sold by such Lender pursuant to subsection 13.8.

                  "Administrative Agent": Chase, together with its affiliates, as arranger of the Commitments and as Administrative Agent for the Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to subsection 12.9.

                  "Administrative Schedule": Schedule III, which contains interest rate definitions and administrative information in respect of each Available Foreign Currency.

                  "Affiliate": of any Person, (a) any other Person (other than a Wholly Owned Subsidiary of such Person) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any other Person who is a director or executive officer of (i) such Person, (ii) any Subsidiary of such Person (other than a Wholly Owned Subsidiary) or (iii) any Person described in clause (a) above. For purposes of this definition, a Person shall be deemed to be "controlled by" such other Person if such other Person possesses, directly or indirectly, power either to (A) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (B) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise.

                  "Aggregate Available Multicurrency Commitments": as at any date of determination with respect to all Multicurrency Lenders, an amount in U.S. Dollars equal to the Available Multicurrency Commitments of all Multicurrency Lenders on such date.

                  "Aggregate Available Revolving Credit Commitments": as at any date of determination with respect to all Lenders, an amount in U.S. Dollars equal to the Available Revolving Credit Commitments of all Lenders on such date.

                  "Aggregate Revolving Credit Commitments": the aggregate amount of the Revolving Credit Commitments of all the Lenders.

                  "Aggregate Revolving Outstandings": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the aggregate outstanding principal amount of Revolving Credit Loans of such Lender and (b) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender.

                  "Aggregate Multicurrency Outstandings": as at any date of determination with respect to any Lender, an amount in the applicable Available Foreign Currencies equal to the aggregate unpaid principal amount of such Lender's Multicurrency Loans.

                  "Aggregate Total Outstandings": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the Aggregate Revolving Outstandings of such Lender and (b) the aggregate outstanding principal amount of Term Loans of such Lender.


                  "Agreement": this Revolving Credit and Term Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Agreement Currency":  as defined in subsection 13.20(b).

                  "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of:

                      (a) the U.S. Prime Rate in effect on such day; and

                      (b) the Federal Funds Effective Rate in effect on
                          such day plus 1/2 of 1%.

                  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) above, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the U.S. Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the U.S. Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Amended and Restated Credit Agreement": the Second Amended and Restated Credit and Guarantee Agreement, dated as of May 4, 1999, among the U.S. Borrower, certain of its Foreign Subsidiaries, the lenders parties thereto, Chase, as general administrative agent, and others, as the same may be amended, supplemented or otherwise modified from time to time, and any Refinancing Agreement in respect thereof.

                  "Applicable Margin": with respect to each day, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:


                                                         Applicable Margin
                                                         - Revolving Credit
                                                             Loans and
                             Applicable Margin             Multicurrency
        Rating                  - Term Loans                   Loans
        ------               -----------------           ------------------

Rating I                           .75%                        .75%
Rating II                         1.00%                       1.00%
Rating III                        1.25%                       1.25%


          ;provided, that during the period from the Closing Date until the date on which the Borrower delivers to the Lenders its financial statements for the fiscal quarter ending September 30, 1999 pursuant to subsection 8.1, the Applicable Margins shall be those set forth above opposite Rating III.

                  "Assignee":  as defined in subsection 13.6(c).

                  "Available Foreign Currencies": Pounds Sterling, euro, Swedish Kroner, and any other available and freely-convertible non-U.S. Dollar currency selected by the U.S. Borrower and approved by the Administrative Agent and the Majority Multicurrency Lenders in the manner described in subsection 13.1(b).

                  "Available Multicurrency Commitment": as at any date of determination with respect to any Multicurrency Lender (after giving effect to the making and payment of any Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount in U.S. Dollars equal to the lesser of (a) the excess, if any, of (i) the amount of such Multicurrency Lender's Multicurrency Commitment in effect on such date over (ii) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender on such date and (b) the excess, if any, of (i) the amount of such Multicurrency Lender's Revolving Credit Commitment in effect on such date over (ii) the Aggregate Revolving Outstandings of such Multicurrency Lender on such date.

                  "Available Revolving Credit Commitment": as at any date of determination with respect to any Lender (after giving effect to the making and payment of any Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date over (b) the Aggregate Revolving Outstandings of such Lender on such date.

                  "Benefitted Lender":  as defined in subsection 13.7.

                  "Board": the Board of Governors of the Federal Reserve System (or any successor thereto).

                  "Bond Guarantee": the guarantee entered into by any Subsidiary Guarantor in respect of up to an aggregate principal amount of $1,400,000,000 of senior unsecured debt securities to be issued by the U.S. Borrower, all or a portion of the proceeds of which will be used to repay in full the Interim Term Loans outstanding under (and as defined in) the Interim Term Loan Agreement.

                  "Borrowers":  as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 3.2 or 4.2 as a date on which a Borrower requests the Lenders to make Loans hereunder.

                  "Business Day": (a) when such term is used in respect of a day on which a Loan in an Available Foreign Currency is to be made, a payment is to be made in respect of such Loan, an Exchange Rate is to be set in respect of such Available Foreign Currency or any other dealing in such Available Foreign Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in (x) the city which is the principal financial center of the country of issuance of such Available Foreign Currency (or, in the case of Multicurrency Loans in Pounds Sterling, Paris) and (y) in the case of euro only, Frankfurt am Main, Germany (or such other principal financial center as the Administrative Agent may from time to time designate for this purpose), and (b) when such term is used in any context in this Agreement (including as described in the foregoing clause (a)), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clause (a) is a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Multicurrency Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities issued or unconditionally guaranteed or insured by the United States Government or the Canadian Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (b) securities issued or unconditionally guaranteed or insured by any state of the United States of America or province of Canada or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and having one of the two highest ratings obtainable from either S&P or Moody's, (c) time deposits, certificates of deposit and bankers' acceptances having maturities of not more than twelve months from the date of acquisition, in each case with any Lender or with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan, Canada or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition capital and surplus of not less than $100,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and
          (c) entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper issued by the parent corporation of any Lender and commercial paper rated, at the time of acquisition, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within twelve months after the date of acquisition, (e) deposits maintained with money market funds having total assets in excess of $300,000,000,
          (f) demand deposit accounts maintained in the ordinary course of business with banks or trust companies, (g) temporary deposits, of amounts received in the ordinary course of business pending disbursement of such amounts, in demand deposit accounts in banks outside the United States and (h) deposits in mutual funds which invest substantially all of their assets in preferred equities issued by U.S. corporations rated at least AA (or the equivalent thereof) by S&P.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation.

                  "Closing Date": the date on which all of the conditions precedent set forth in subsection 7.1 shall have been met or waived.

                  "Co-Agents":  as defined on Schedule IX hereto.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": any collateral in which a security interest is created pursuant to any Security Document.

                  "Commitment Fee Rate": with respect to each day, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:


                  Rating                        Commitment Fee Rate
                  ------                        -------------------

                  Rating I                               .175%
                  Rating II                              .20%



                  Rating III                            .25%;

          provided, that during the period from the Closing Date until the date on which the Borrower delivers to the Lenders its financial statements for the fiscal quarter ending September 30, 1999 pursuant to subsection 8.1, the Commitment Fee Rate shall be that set forth above opposite Rating III.

                  "Commitments": the collective reference to the Revolving Credit Commitments, the Multicurrency Commitments and the Term Loan Commitments.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the U.S. Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the U.S. Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Consolidated Assets": at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at such date, determined in accordance with GAAP.

                  "Consolidated Indebtedness": at a particular date, all Indebtedness of the U.S. Borrower and its Subsidiaries which would be included under indebtedness on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at such date, determined in accordance with GAAP, less any cash of the U.S. Borrower and its Subsidiaries as at such date.

                  "Consolidated Interest Expense": for any fiscal period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the U.S. Borrower and its Subsidiaries for such period; provided, that Consolidated Interest Expense for any period shall (a) exclude (i) fees payable in respect of such period under subsection 5.5 of this Agreement and similar fees payable in respect of such period under the Other Credit Agreements, and (ii) any amortization or write-off of deferred financing fees during such period and (b) include any interest income during such period.

                  "Consolidated Net Income": for any fiscal period, the consolidated net income (or deficit) of the U.S. Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided that (a) any provision for post-retirement medical benefits, to the extent such provision calculated under FAS 106 exceeds actual cash outlays calculated on the "pay as you go" basis, shall not to be taken into account, and (b) there shall be excluded (i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the U.S. Borrower or any Subsidiary, (ii) the income (or deficit) of any Person (other than a Subsidiary) in which the U.S. Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the U.S. Borrower or such Subsidiary in the form of dividends or similar distributions, (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law (other than (a) prior to January 1, 2000, any Contractual Obligation or Requirement of Law in effect on the Closing Date affecting Subsidiaries acquired in the UT Automotive Acquisition, and (b) any Requirement of Law of Germany) applicable to such Subsidiary, and (iv) in the case of a successor to the U.S. Borrower or any Subsidiary by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; provided, further that the exclusions in clauses (i) and (iv) of this definition shall not apply to the mergers or consolidations of the U.S. Borrower or its Subsidiaries with their respective Subsidiaries.

                  "Consolidated Operating Profit": for any fiscal period, Consolidated Net Income for such period excluding (a) extraordinary gains and losses arising from the sale of material assets and other extraordinary and/or non-recurring gains and losses, (including the restructuring and related charges in the amount of $133,000,000 recorded by the U.S. Borrower in the fourth quarter of fiscal year
          1998), (b) charges, premiums and expenses associated with the discharge of Indebtedness, (c) charges relating to FAS 106, (d) license fees (and any write-offs thereof), (e) stock compensation expense, (f) deferred financing fees (and any write-offs thereof), (g) write-offs of goodwill, (h) foreign exchange gains and losses, (i) miscellaneous income and expenses and (j) miscellaneous gains and losses arising from the sale of assets plus, to the extent deducted in determining Consolidated Net Income, the excess of (i) the sum of (A) Consolidated Interest Expense, (B) any expenses for taxes, (C) depreciation and amortization expense and (D) minority interests in income of Subsidiaries over (ii) net equity earnings in Affiliates (excluding Subsidiaries). For purposes of calculating the ratio set forth in subsection 9.1(b), Consolidated Operating Profit for any fiscal period shall in any event include the Consolidated Operating Profit for such fiscal period of any entity acquired by the U.S. Borrower or any of its Subsidiaries during such period; and for purposes of calculating the ratio set forth in subsections 9.1(a) and
          13.19 for the periods of four consecutive fiscal quarters ending on or about 6/30/99, 9/30/99, 12/31/99 and 3/31/00, Consolidated Operating
          Profit shall include the Consolidated Operating Profit during such periods of the entities acquired by the U.S. Borrower in the UT Automotive Acquisition.

                  "Consolidated Revenues": for any fiscal period, the consolidated revenues of the U.S. Borrower and its Subsidiaries for such period, determined in accordance with GAAP.

                  "Continuing Directors": the directors of the U.S. Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the U.S. Borrower is recommended by a majority of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Conversion Date": any date on which either (a) an Event of Default under Section 11(i) has occurred or (b) the Commitments shall have been terminated prior to the Revolving Credit Termination Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Section 11.

                  "Conversion Sharing Percentage": on any date with respect to any Lender and any Multicurrency Loans of such Lender outstanding in any currency other than U.S. Dollars, the percentage of such Multicurrency Loans such that, after giving effect to the conversion of such Multicurrency Loans to U.S. Dollars and the purchase and sale by such Lender of participating interests as contemplated by subsection 13.8, the Revolving Outstandings Percentage of such Lender will equal such Lender's Revolving Credit Commitment Percentage on such date (calculated immediately prior to giving effect to any termination or expiration of the Revolving Credit Commitments on the Conversion Date).

                  "Converted Loans":  as defined in subsection 13.8(a).

                  "Co-Syndication Agents":  as defined in the preamble hereto.

                  "CSI":  Chase Securities Inc.

                  "Currency Agreement": any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the U.S. Borrower or any Subsidiary against fluctuations in currency values.

                  "Currency Agreement Obligations": all obligations of the U.S. Borrower or any Subsidiary to any financial institution under any one or more Currency Agreements.

                  "Default": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Documentation Agent":  as defined in the preamble hereto.

                  "Dollars", "U.S. Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Loan Party": each Loan Party that is organized under the laws of any jurisdiction of the United States.

                  "Domestic Pledge Agreements": the collective reference to all Pledge Agreements pursuant to which the Capital Stock of any Domestic Subsidiary is pledged.

                  "Domestic Subsidiary": any Subsidiary other than a Foreign Subsidiary.

                  "EMU": Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "EMU Legislation": legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

                  "Environmental Complaint": any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or legal liability resulting from air emissions, water discharges, noise emissions, Hazardous Material or any other environmental, health or safety matter.

                  "Environmental Laws": any and all applicable Federal, foreign, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment or the Release or threatened Release of Hazardous Materials, as now or hereafter in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "euro": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

                  "Eurocurrency Liabilities": at any time, the aggregate of the rates (expressed as a decimal fraction) of any reserve requirements in effect at such time (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurocurrency Rate": with respect to each Interest Period pertaining to a Multicurrency Loan, the Eurocurrency Rate determined for such Interest Period and the Available Foreign Currency in which such Multicurrency Loan is denominated in the manner set forth in the Administrative Schedule.

                  "Eurodollar Loans": Revolving Credit Loans or Term Loans, as the case may be, the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the U.S. Reference Lenders as the rate at which such U.S. Reference Lender is offered Dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period,

                           (a) in the interbank eurodollar market where the
                  eurodollar and foreign currency exchange operations in respect of its Eurodollar Loans then are being conducted,

                           (b) for delivery on the first day of such Interest
                  Period,

                           (c) for the number of days contained therein, and

                           (d) in an amount comparable to the amount of its
                  Eurodollar Loan to be outstanding during such Interest Period.

                  "euro unit": the currency unit of the euro as defined in the EMU Legislation.

                  "Event of Default": any of the events specified in Section 11, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Exchange Rate": with respect to any non-U.S. Dollar currency on any date, the rate at which such currency may be exchanged into U.S. Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., London time, on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such non-U.S. Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates per annum on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business

          Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "First Lender":  as defined in subsection 13.8(c).

                  "Foreign Subsidiaries": each of the Subsidiaries so designated on Schedule VI and any Subsidiaries organized outside the United States which are created after the effectiveness hereof.

                  "Foreign Subsidiary Borrower": each Foreign Subsidiary listed as a Foreign Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 13.1(b)(i).

                  "Foreign Subsidiary Opinion": with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders covering the matters set forth on Exhibit N, with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve (such approval not to be unreasonably withheld).

                  "Funding Commitment Percentage": as at any date of determination (after giving effect to the making and payment of any Loans made on such date pursuant to subsection 2.5), with respect to any Lender, that percentage which the Available Revolving Credit Commitment of such Lender then constitutes of the Aggregate Available Revolving Credit Commitments.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the value as of any date of determination of the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the value as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Guarantor Supplement": a supplement to the Subsidiary Guarantee, substantially in the form of Annex A to the Subsidiary Guarantee, whereby a Subsidiary of the U.S. Borrower becomes a "Guarantor" under the Subsidiary Guarantee.

                  "Hazardous Materials": any solid wastes, toxic or hazardous substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation, and any other substance the presence of which may give rise to liability under any Environmental Law.

                  "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor, (b) indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (c) obligations of such Person under Financing Leases, (d) the face amount of all letters of credit issued for the account of such person and, without duplication, the unreimbursed amount of all drafts drawn thereunder and (e) obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person; but excluding (i) trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, (ii) deferred compensation obligations to employees and (iii) any obligations otherwise constituting Indebtedness the payment of which such Person has provided for pursuant to the terms of such Indebtedness or any agreement or instrument pursuant to which such Indebtedness was incurred, by the irrevocable deposit in trust of an amount of funds or a principal amount of securities, which deposit is sufficient, either by itself or taking into account the accrual of interest thereon, to pay the principal of and interest on such obligations when due.

                  "Industrial Revenue Bonds": industrial revenue bonds issued for the benefit of the U.S. Borrower or its Subsidiaries and in respect of which the U.S. Borrower or its Subsidiaries will be the source of repayment.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intercreditor Agreement": the Intercreditor Agreement, substantially in the form of Exhibit P, to be entered into pursuant to subsection 13.9, as amended or otherwise modified from time to time.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period longer than three months,
          (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan or Multicurrency Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, and if deposits in the relevant currency for such longer Interest Periods are available to all relevant Lenders (as determined by such Lenders), nine or twelve months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, and if deposits in the relevant currency for such longer Interest Periods are available to all relevant Lenders (as determined by such Lenders), nine or twelve months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Eurodollar
                  Loan or Multicurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period applicable to a Eurodollar
                  Loan or Multicurrency Loan that would otherwise extend beyond the Revolving Credit Termination Date or Term Loan Maturity Date, as the case may be, shall end on the Revolving Credit Termination Date or Term Loan Maturity Date, as the case may be; and

                           (iii) any Interest Period pertaining to a Eurodollar
                  Loan or Multicurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the U.S. Borrower has no credit exposure), to or under which the U.S. Borrower or any of its Subsidiaries is a party or a beneficiary.

                  "Interest Rate Agreement Obligations": all obligations of the U.S. Borrower or any Subsidiary to any financial institution under any one or more Interest Rate Agreements.

                  "Interim Term Loan Agreement": the Interim Term Loan Agreement, dated as of May 4, 1999, among the U.S. Borrower, the lenders parties thereto, Chase, as administrative agent, and others, as the same may be amended, supplemented or otherwise modified from time to time, and any Refinancing Agreement in respect thereof.

                  "Investment Grade Status": shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above BBB- from S&P and at or above Baa3 from Moody's; if either of S&P or Moody's shall change its system of classifications after the date of this Agreement, Investment Grade Status shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above the new rating which most closely corresponds to the above-specified level under the previous rating system.

                  "Judgment Currency":  as defined in subsection 13.19(b).

                  "Lead Managers":  as defined on Schedule IX hereto.

                  "Lear Germany":  Lear Corporation Beteiligungs GmbH.

                  "Lenders": as defined in the preamble hereto, provided that no Person shall become a "Lender" hereunder after the Closing Date without compliance with subsection 13.6(c).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": the collective reference to this Agreement, any Notes and the Security Documents.

                  "Loan Parties": the collective reference to the Borrowers, each guarantor or grantor party to any Security Document and each issuer of pledged stock under each Pledge Agreement.

                  "Loans": the collective reference to the Revolving Credit Loans, the Term Loans and the Multicurrency Loans.

                  "Loans to be Converted":  as defined in subsection 13.8(a).

                  "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

                  "Majority Lenders": (a) at any time prior to the termination of the Revolving Credit Commitments, Lenders holding in the aggregate more than 50% of the aggregate amount of the Revolving Credit Commitments and the aggregate outstanding principal amount of Term Loans; and (b) at any time after the termination of the Revolving Credit Commitments, Lenders whose Aggregate Total Outstandings aggregate more than 50% of the Aggregate Total Outstandings of all Lenders; provided that for purposes of this definition the Aggregate Total Outstandings of each Lender shall be adjusted up or down so as to give effect to any participations purchased or sold pursuant to subsection 13.8.

                  "Majority Multicurrency Lenders": at any time, Multicurrency Lenders whose Multicurrency Commitment Percentages aggregate more than 50%.

                  "Majority Revolving Credit Lenders": at any time, Lenders whose Revolving Credit Commitment Percentages aggregate more than 50%.

                  "Majority Term Loan Lenders " : at any time, Lenders holding more than 50% of the aggregate outstanding principal amount of Term Loans.

                  "Managing Agents": as defined on Schedule IX hereto.

                  "Material Subsidiary": each Loan Party and any other Subsidiary which (a) for the most recent fiscal year of the U.S. Borrower accounted for more than 10% of Consolidated Revenues or (b) as of the end of such fiscal year, was the owner of more than 10% of Consolidated Assets, all as shown on the consolidated financial statements of the U.S. Borrower for such fiscal year.

                  "Moody's": Moody's Investors Service, Inc. or any successor thereto.

                  "Multicurrency Commitment": as to any Multicurrency Lender at any time, its obligation to make Multicurrency Loans to the U.S. Borrower or Foreign Subsidiary Borrowers in an aggregate amount in Available Foreign Currencies of which the U.S. Dollar Equivalent does not exceed at any time outstanding the lesser of (a) the amount set forth opposite such Multicurrency Lender's name in Schedule I under the heading "Multicurrency Commitment", and (b) the Revolving Credit Commitment of such Multicurrency Lender, in each case as such amount may be reduced from time to time as provided in subsection 4.4 and the other applicable provisions hereof.

                  "Multicurrency Commitment Percentage": as to any Multicurrency Lender at any time, the percentage which such Multicurrency Lender's Multicurrency Commitment then constitutes of the aggregate Multicurrency Commitments (or, if the Multicurrency Commitments have terminated or expired, the percentage which (a) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender at such time constitutes of (b) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of all Multicurrency Lenders at such time).

                  "Multicurrency Lender": each Lender having a Multicurrency Commitment or holding Multicurrency Loans.

                  "Multicurrency Loans":  as defined in subsection 4.1.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA .

                  "National Currency Unit": the unit of currency (other than a euro unit) of a Participating Member State.

                  "Net Proceeds ": shall mean the gross proceeds received by the U.S. Borrower or any Subsidiary from a sale or other disposition of any asset of the U.S. Borrower or such Subsidiary less (a) all reasonable fees, commissions and other out-of-pocket expenses incurred by the U.S. Borrower or such Subsidiary in connection therewith, (b) Federal, state, local and foreign taxes assessed in connection therewith and
          (c) the principal amount, accrued interest and any related prepayment fees of any Indebtedness (other than the Loans) which is secured by any such asset and which is required to be repaid in connection with the sale thereof.

                  "9 1/2% Subordinated Note Indenture": the Indenture dated as of July 1, 1996, between the U.S. Borrower and The Bank of New York, as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.10.

                  "9 1/2% Subordinated Notes": the 9 1/2% Subordinated Notes of the U.S. Borrower due 2006, issued pursuant to the 9 1/2% Subordinated
          Note Indenture.

                  "Non-Multicurrency Lender": each Lender which is not a Multicurrency Lender.

                  "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

                  "Notice of Multicurrency Loan Borrowing": with respect to a Multicurrency Loan, a notice from the Borrower (or the U.S. Borrower on its behalf) in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Borrowing in respect of the currency of such Loan in the Administrative Schedule.

                  "Notice of Multicurrency Loan Continuation": with respect to a Multicurrency Loan, a notice from the Borrower (or the U.S. Borrower on its behalf) in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Continuation in respect of the currency of such Loan in the Administrative Schedule.

                  "Obligations": collectively, the unpaid principal of and interest on the Loans, Interest Rate Agreement Obligations to any Lender, Currency Agreement Obligations to any Lender and all other obligations and liabilities of (a) the U.S. Borrower under or in connection with this Agreement (including, without limitation, the obligations under Section 10 hereof) and the other Loan Documents and
          (b) each Foreign Subsidiary Borrower under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by any Borrower pursuant to the terms of this Agreement or any other Loan Document).

                  "Other Credit Agreements": the collective reference to the Amended and Restated Credit Agreement and the Interim Term Loan Agreement.

                  "Other Lender":  as defined in subsection 13.8(c).

                  "Participants":  as defined in subsection 13.6(b).

                  "Participating Member State": any member state of the EMU which has the euro as its lawful currency.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the U.S. Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": the collective reference to the Pledge Agreements listed in Schedule IV and each other pledge agreement or similar agreement that may be delivered to the Administrative Agent as collateral security for any or all of the Obligations of the U.S. Borrower hereunder, and the obligations of the U.S. Borrower under the Other Credit Agreements, in each case as such Pledge Agreements or similar agreements may be amended, supplemented or otherwise modified from time to time.

                  "Pledged Stock":  as defined in each of the Pledge Agreements.

                  "Property": each parcel of real property owned or operated by the U.S. Borrower and its Subsidiaries.

                  "Proprietary Rights":  as defined in subsection 6.16.

                  "Quotation Day": in respect of the determination of the Eurocurrency Rate for any Interest Period for Multicurrency Loans in any Available Foreign Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market (or, if such Available Foreign Currency is Pounds Sterling, in the Paris interbank market) for deposits in such Available Foreign Currency for delivery on the first day of such Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period for any Available Foreign Currency (other than the euro) is customarily the last London Banking Day prior to the beginning of such Interest Period which is (a) at least two London Banking Days prior to the beginning of such Interest Period and (b) a day on which banks are open for general banking business in the city which is the principal financial center of the country of issue of such Available Foreign Currency (and, in the case of Pounds Sterling, in Paris); and the Quotation Day in respect of any Interest Period for the euro is the day which is two Target Operating Days prior to the first day of such Interest Period.

                  "Rating": the respective rating of each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by the Rating Agencies from time to time.

                  "Rating Agencies":  collectively, S&P and Moody's.

                  "Rating Category":  each of Rating I, Rating II and Rating
          III.

                  "Rating I, Rating II and Rating III": the respective Ratings set forth below:


                  Rating
                  ------
                  Category                         S&P                               Moody's
                  --------                         ---                               -------

                  Rating I                  greater than or                     greater than or
                                            equal to BBB                        equal to Baa2

                  Rating II                 BBB-                                        Baa3

                  Rating III                lower than or equal                 lower than or equal
                                            to BB+                              to  Ba1

          ; provided, that (i) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, the Rating Category of the higher of such Ratings shall be applicable for such day, (ii) if on any day the Rating of only one of the Rating Agencies is available, then the Rating Category of such Rating shall be applicable for such day and (iii) if on any day a Rating is available from neither of the Rating Agencies, then Rating III shall be applicable for such day. Any change in the applicable Rating Category resulting from a change in the Rating of a Rating Agency shall become effective on the date such change is publicly announced by such Rating Agency.

                  "Receivable Financing Transaction": any transaction or series of transactions involving a sale for cash of accounts receivable, without recourse based upon the collectibility of the receivables sold, by the U.S. Borrower or any of its Subsidiaries to a Special Purpose Subsidiary and a subsequent sale or pledge of such accounts receivable (or an interest therein) by such Special Purpose Subsidiary, in each case without any guarantee by the U.S. Borrower or any of its Subsidiaries (other than the Special Purpose Subsidiary).

                  "Refinancing Agreement": with respect to the Interim Term Loan Agreement or the Amended and Restated Credit Agreement, as the case may be, a successor agreement satisfying the following criteria: (a) such successor agreement refinances in whole, and replaces the commitments under, the Interim Term Loan Agreement or the Amended and Restated Credit Agreement, as the case may be, (b) either (i) the covenants, representations and warranties and events of default set forth in such successor agreement shall be equivalent to the corresponding provisions set forth in the Interim Term Loan Agreement or the Amended and Restated Credit Agreement, as the case may be, or
          (ii) to the extent such provisions are more restrictive on the Borrower and its Subsidiaries than the provisions of this Agreement, the U.S. Borrower shall, contemporaneously with entering into such Refinancing Agreement, enter into with the Administrative Agent an amendment to this Agreement reasonably satisfactory to the Administrative Agent pursuant to which such more restrictive provisions shall be incorporated herein (the Lenders hereby authorizing the Administrative Agent to enter into such amendment),
          (c) such successor agreement shall not be guaranteed by any Person other than the Subsidiary Guarantors pursuant to the Subsidiary Guarantee and, if applicable, the Borrower and shall not be secured except pursuant to the Security Documents and (d) the lenders under such successor agreement (or an agent for such lenders) shall have entered into an intercreditor agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, which shall, in any event, contain customary indemnities, liability limitations, exculpation provisions and other customary protective provisions in favor of the Administrative Agent, in its capacity as Agent under (and as defined in) the Subsidiary Guarantee and the Security Documents, substantially equivalent to those set forth in the corresponding provisions of the Interim Term Loan Agreement or the Amended and Restated Credit Agreement, as the case may be.

                  "Register":  as defined in subsection 13.6(d).

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaking, dumping, disposing, spreading, depositing or dispersing of any Hazardous Materials in, unto or onto the environment.

                  "Release Status": shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above BBB- from S&P or at or above Baa3 from Moody's; if either of S&P or Moody's shall change its system of classifications after the date of this Agreement Release Status shall exist at any time when the actual or implied rating of the U.S. Borrower's senior long-term unsecured debt is at or above the new rating which most closely corresponds to the above-specified level under the previous rating system.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
          Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under any of subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 4043 or any successor regulation thereto.

                  "Requirement of Law": as to (a) any Person, the certificate of incorporation and by-laws or the partnership or limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and (b) any property, any law, treaty, rule, regulation, requirement, judgment, decree or determination of any Governmental Authority applicable to or binding upon such property or to which such property is subject, including, without limitation, any Environmental Laws.

                  "Responsible Officer": with respect to any Loan Party, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the assistant treasurer of such Loan Party.

                  "Revolving Credit Commitment": as to any Lender at any time, its obligation to make Revolving Credit Loans to the U.S. Borrower in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Lender's name in Schedule I under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to subsection 2.4 and the other applicable provisions hereof.

                  "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments of all Lenders (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Revolving Outstandings of such Lender at such time then constitutes of
          (b) the Aggregate Revolving Outstandings of all Lenders at such time).

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Lender": each Lender having an amount greater than zero set forth under the heading "Revolving Credit Commitment" opposite its name on Schedule I.

                  "Revolving Credit Lenders": Lenders listed in Part A of
          Schedule I hereto.

                  "Revolving Credit Loan":  as defined in subsection 2.1.

                  "Revolving Credit Note":  as defined in subsection 2.2(e).

                  "Revolving Credit Termination Date":  May 4, 2004.

                  "Revolving Outstandings Percentage": on any date with respect to any Lender, the percentage which the Adjusted Aggregate Revolving Outstandings of such Lender constitutes of the Adjusted Aggregate Revolving Outstandings of all Lenders.

                  "Securities Act":  the Securities Act of 1933, as amended.

                  "Security Documents": the collective reference to the Pledge Agreements, the Subsidiary Guarantee and each other guarantee, security document or similar agreement that may be delivered to the Administrative Agent as collateral security for any or all of the Obligations, in each case as amended, supplemented or otherwise modified from time to time, including, without limitation, to give effect to any Refinancing Agreement permitted hereunder.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "S&P": Standard & Poor's Ratings Group or any successor thereto.

                  "Special Affiliate": any Affiliate of the U.S. Borrower (a) as to which the U.S. Borrower holds, directly or indirectly, (i) power to vote 20% or more of the securities having ordinary voting power for the election of directors of such Affiliate or (ii) a 20% ownership interest in such Affiliate and (b) which is engaged in business of the same or related general type as now being conducted by the U.S. Borrower and its Subsidiaries.

                  "Special Entity": any Person which is engaged in business of the same or related general type as now being conducted by the U.S. Borrower and its Subsidiaries.

                  "Special Purpose Subsidiary": any Wholly Owned Subsidiary of the U.S. Borrower created by the U.S. Borrower for the sole purpose of facilitating a Receivable Financing Transaction.

                  "Subordinated Debt": any obligations (for principal, interest or otherwise) evidenced by or arising under or in respect of the Subordinated Notes and the 9 1/2% Subordinated Notes.

                  "Subordinated Debt Indentures": the collective reference to the Subordinated Note Indenture and the 9 1/2% Subordinated Note Indenture.

                  "Subordinated Note Indenture": the Indenture, dated as of February 1, 1994, between the U.S. Borrower and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 9.10.

                  "Subordinated Notes": the 8 1/4% Subordinated Notes of the U.S. Borrower due 2002, issued pursuant to the Subordinated Note Indenture.

                  "Subsequent Participant": any member state of the EMU that adopts the euro as its lawful currency after January 1, 1999.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person (exclusive of any Affiliate in which such Person has a minority ownership interest). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the U.S. Borrower.

                  "Subsidiary and Secured Indebtedness ": the collective reference (without duplication) to (a) any Indebtedness of any Subsidiary, other than Indebtedness permitted by paragraphs (a) through (e) of subsection 9.2, (b) any Guarantee Obligation of any Subsidiary, other than Guarantee Obligations permitted by paragraphs
          (a) through (e) of subsection 9.4, (c) any Indebtedness or Guarantee Obligation of any Person that is secured by any Lien on any property, assets or revenues of the U.S. Borrower or any of its Subsidiaries, other than Liens permitted by paragraphs (a) through (n) of subsection
          9.3. For purposes of clause (b) of the preceding sentence, the amount of any Guarantee Obligation shall be determined as set forth in the definition of "Guarantee Obligation" in this subsection 1.1; and for purposes of clause (c) of the preceding sentence, the amount of any Indebtedness or Guarantee Obligation that is secured by a Lien on any property, assets or revenues of the U.S. Borrower or any of its Subsidiaries shall equal the lesser of (x) the amount of any such Indebtedness or Guarantee Obligation and (y) the fair market value as of the date of determination of the property, assets or revenues subject to such Lien. At any time of determination, the amount of Subsidiary and Secured Indebtedness outstanding shall be determined without duplication of any other Subsidiary and Secured Indebtedness then outstanding.

                  "Subsidiary Guarantee": the Subsidiary Guarantee, dated as of the date hereof, made by certain Subsidiaries of the U.S. Borrower in favor of the Administrative Agent, substantially in the form of Exhibit O, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Guarantor": each Subsidiary that is a guarantor party to the Subsidiary Guarantee, so long as the Subsidiary Guarantee remains in effect.

                  "Target Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

                  "Taxes":  as defined in subsection 5.12(a).

                  "Term Loan":  as defined in subsection 3.1.

                  "Term Loan Commitment": as to any Lender at any time, its obligation to make a Term Loan to the U.S. Borrower in a principal amount not to exceed the amount set forth opposite such Lender's name in Schedule I.

                  "Term Loan Lender": each Lender having a Term Loan Commitment or holding Term Loans.

                  "Term Loan Maturity Date":  May 4, 2004.

                  "Term Note":  as defined in subsection 3.2(e).

                  "Tranche": the collective reference to Revolving Credit Loans or Term Loans, as the case may be, that are Eurodollar Loans, or Multicurrency Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee":  as defined in subsection 13.6(f).

                  "Treaty on European Union": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  "Type": as to any Revolving Credit Loan or Term Loan, as the case may be, its nature as an ABR Loan or a Eurodollar Loan.

                  "U.S. Borrower":  as defined in the preamble hereto.

                  "U.S. Dollar Equivalent": with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent. In making any determination of the U.S. Dollar Equivalent for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any Borrowing Date, the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the interest rate for such Loans is determined pursuant to the provisions of this Agreement and the other Loan Documents.

                  "U.S. Prime Rate": the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. The U.S. Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to borrowers.

                  "U.S. Reference Lenders":  Chase and The Bank of Nova Scotia.

                  "UT Automotive Acquisition": the acquisition by the U.S. Borrower (or a Subsidiary as its designee) of the capital stock of Lear Corporation Automotive Holdings, a Delaware corporation formerly known as UT Automotive, Inc., and certain related entities, pursuant to the UT Automotive Acquisition Agreement.

                  "UT Automotive Acquisition Agreement": the Stock Purchase Agreement, dated as of March 16, 1999, between Nevada Bond Investment Corp. II, a Nevada corporation, as Seller, and the U.S. Borrower (or a Subsidiary as its designee), as Buyer, as amended, supplemented or otherwise modified, and certain related agreements.

                  "Wholly Owned Subsidiary": as to any Person, a corporation, partnership or other entity of which (a) 100% of the common capital stock or other ownership interests of such corporation, partnership or other entity or (b) more than 95% of the common capital stock or other ownership interests of such corporation, partnership or other entity where the portion of the common capital stock or other ownership interests not held by such Person is held by other Persons to satisfy applicable legal requirements, is owned, directly or indirectly, by such Person; provided, however, that so long as the U.S. Borrower owns, directly or indirectly, more than 95% of the capital stock of Lear Italia, Lear Italia shall be deemed a Wholly Owned Subsidiary of the U.S. Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the U.S. Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.        AMOUNT AND TERMS OF REVOLVING CREDIT
                                    COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "Revolving Credit Loan") in U.S. Dollars to the U.S. Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available Revolving Credit Commitment of each Lender is greater than or equal to zero and (ii) the Aggregate Revolving Outstandings of all Revolving Credit Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period the U.S. Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the U.S. Borrower and notified to the Administrative Agent in accordance with subsections 2.3 and 5.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.2 Repayment of Revolving Credit Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender (whether made before or after the termination or expiration of the Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. The U.S. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 5.1.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the U.S. Borrower to such Lender resulting from each

Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the date and amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto,
(ii) the date of each continuation thereof pursuant to subsection 5.2, (iii) the date of each conversion of all or a portion thereof to another Type pursuant to subsection 5.2, (iv) the date and amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower to each Lender hereunder in respect of the Revolving Credit Loans and (v) both the date and amount of any sum received by the Administrative Agent hereunder from the U.S. Borrower in respect of the Revolving Credit Loans and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the U.S. Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligations of the U.S. Borrower to repay (with applicable interest) the Revolving Credit Loans made to the U.S. Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The U.S. Borrower agrees that, upon the request to the Administrative Agent by any Lender, the U.S. Borrower will execute and deliver to such Lender a promissory note of the U.S. Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (each, a "Revolving Credit Note"); provided, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Closing Date.

                  2.3 Procedure for Revolving Credit Borrowing. The U.S. Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the U.S. Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time,
(a) at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, (b) on the Closing Date, in the case of ABR Loans borrowed on the Closing Date, or (c) at least one Business Day prior to the requested Borrowing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments (other than a borrowing under subsection 2.5) shall be in an amount equal to (A) in the case of ABR Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Aggregate Available Revolving Credit Commitments are less than $10,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of

$1,000,000 in excess thereof. Upon receipt of any such notice from the U.S. Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on each requested Borrowing Date each Lender shall make an amount equal to its Funding Commitment Percentage of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent at its office specified in subsection 13.2 in U.S. Dollars and in immediately available funds. Except as otherwise provided in subsection 2.5, the Administrative Agent shall on such date credit the account of the U.S. Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.4 Termination or Reduction of Revolving Credit Commitments. The U.S. Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Revolving Credit Commitment or Available Multicurrency Commitment of any Lender would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.5 Borrowings of Revolving Credit Loans and Refunding of Loans. (a) If on any Borrowing Date on which a Borrower has requested the Multicurrency Lenders to make Multicurrency Loans (the "Requested Multicurrency Loans"), (i) the principal amount of the Requested Multicurrency Loans to be made by any Multicurrency Lender exceeds the Available Multicurrency Commitment of such Multicurrency Lender on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection
2.5 on such Borrowing Date) and (ii) the U.S. Dollar Equivalent of the amount of such excess is less than or equal to the Aggregate Available Revolving Credit Commitments of all Non-Multicurrency Lenders (before giving effect to the making and payment of any Loans pursuant to this subsection 2.5 on such Borrowing
Date), each Non-Multicurrency Lender shall make a Revolving Credit Loan to the U.S. Borrower on such Borrowing Date, and the proceeds of such Revolving Credit Loans shall be simultaneously applied to repay outstanding Revolving Credit Loans and/or Multicurrency Loans of the Multicurrency Lenders (as directed by the U.S. Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Multicurrency Lenders of the Requested Multicurrency Loans, the Revolving Outstandings Percentage of each Lender will equal (as nearly as possible) its Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such Revolving Credit Loans shall be made available by each Non-Multicurrency Lender to the Administrative Agent at its office specified in subsection 13.2 in U.S. Dollars and in immediately available funds and the Administrative Agent shall apply the proceeds of such Revolving Credit Loans toward repayment of outstanding Revolving Credit Loans and/or Multicurrency Loans of the Multicurrency Lenders (as directed by the U.S. Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) the Multicurrency

Lenders shall, in accordance with the applicable provisions hereof, make the Requested Multicurrency Loans in an aggregate amount equal to the amount so requested by such Borrower (but not in any event greater than the Aggregate Available Multicurrency Commitments after giving effect to the making of such repayment of any Loans on such Borrowing Date) and (II) the relevant Borrower shall pay to the Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection
2.5 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 5.11 in connection with such repayment.

                  (b) If any borrowing of Revolving Credit Loans is required pursuant to this subsection 2.5, the U.S. Borrower shall notify the Administrative Agent in the manner provided for Revolving Credit Loans in subsection 2.3, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to ABR Loans set forth in subsection 2.3 shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of Revolving Credit Loans required to be made pursuant to this subsection 2.5.


                  SECTION 3.   AMOUNT AND TERMS OF TERM LOAN
                               COMMITMENTS

                  3.1 Term Loan Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (each, a "Term Loan") in U.S. Dollars to the U.S. Borrower on the Closing Date in a principal amount not exceeding the Term Loan Commitment of such Lender.

                  (b) The Term Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
3.3 and 5.2.

                  3.2 Repayment of Term Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Term Loan of such Lender in installments payable on the dates set forth below, with each such installment being in the aggregate principal amount for all Term Loan Lenders set forth opposite such date below (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement).



                  Installment Date                                     Aggregate Principal Amount
                  ----------------                                     --------------------------

                  October 31, 2000                                       $50,000,000
                  April 30, 2001                                         $50,000,000
                  October 31, 2001                                       $50,000,000
                  April 30, 2002                                         $50,000,000
                  October 31, 2002                                       $75,000,000
                  April 30, 2003                                         $75,000,000
                  October 31, 2003                                       $75,000,000

                                                                              31

                  April 30, 2004                                         $75,000,000


The U.S. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 5.1.


                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the U.S. Borrower to such Lender resulting from the Term Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the date and amount of the Term Loan of each Lender made hereunder, the Type thereof and each Interest Period applicable thereto,
(ii) the date of each continuation thereof pursuant to subsection 5.2, (iii) the date of each conversion of all or a portion thereof to another Type pursuant to subsection 5.2, (iv) the date and amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower to each Lender hereunder in respect of the Term Loans and (v) both the date and amount of any sum received by the Administrative Agent hereunder from the U.S. Borrower in respect of the Term Loans and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the U.S. Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligations of the U.S. Borrower to repay (with applicable interest) the Term Loan made to the U.S. Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The U.S. Borrower agrees that, upon the request to the Administrative Agent by any Lender, the U.S. Borrower will execute and deliver to such Lender a promissory note of the U.S. Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (each, a "Term Note"); provided, that the delivery of such Term Notes shall not be a condition precedent to the Closing Date.

                  3.3 Procedure for Term Loan Borrowing. The U.S. Borrower may borrow the Term Loans on the Closing Date, provided that the U.S. Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) at least three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans, or (b) on the Closing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the anticipated Closing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Upon receipt of any such notice from the U.S. Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 1:30 p.m., New York City time, on the Closing Date each Lender shall make an amount equal to the principal amount of the Term Loan to be made by it available to the Administrative Agent at its office specified in subsection 13.2 in U.S. Dollars and in immediately available funds. The Administrative Agent shall on such date credit the account of the U.S. Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.


                  SECTION 4.        AMOUNT AND TERMS OF MULTICURRENCY
                                    COMMITMENT

                  4.1 Multicurrency Commitments. Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees to make revolving credit loans (each, a "Multicurrency Loan") in any Available Foreign Currency to the U.S. Borrower or any Foreign Subsidiary Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto
(a) the Available Multicurrency Commitment of such Multicurrency Lender is greater than or equal to zero, (b) the aggregate outstanding principal amount of Multicurrency Loans does not exceed an amount of which the U.S. Dollar Equivalent is $165,000,000 and (c) the Aggregate Revolving Outstandings of all Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the U.S. Borrower and Foreign Subsidiary Borrowers may use the Multicurrency Commitments by borrowing, repaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  4.2 Repayment of Multicurrency Loans; Evidence of Debt. (a) Each of the U.S. Borrower and each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Multicurrency Lender the then unpaid principal amount of each Multicurrency Loan of such Multicurrency Lender to such Borrower on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. Each of the U.S. Borrower and each Foreign Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Multicurrency Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 5.1.

                  (b) Each Multicurrency Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Multicurrency Lender resulting from each Multicurrency Loan of such Multicurrency Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Multicurrency Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Multicurrency Lender, in which shall be recorded (i) the date and amount of each Multicurrency Loan made hereunder, (ii) the date and amount of any principal or interest due and payable or to become due and payable from each Borrower to each Multicurrency Lender hereunder in respect of the Multicurrency Loans and (iii) both the date and amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of the Multicurrency Loans and each Multicurrency Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Multicurrency Lender maintained pursuant to subsection 4.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Multicurrency Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of such Borrower to repay (with applicable interest) the Multicurrency Loans made to such Borrower by such Multicurrency Lender in accordance with the terms of this Agreement.

                  4.3 Procedure for Multicurrency Borrowing. The U.S. Borrower or any Foreign Subsidiary Borrower may request the Multicurrency Lenders to make Multicurrency Loans during the Revolving Credit Commitment Period on any Business Day by delivering a Notice of Multicurrency Loan Borrowing. Each borrowing under the Multicurrency Commitments shall be in an amount in an Available Foreign Currency of which the U.S. Dollar Equivalent is equal to at least $10,000,000 (or, if the then Aggregate Available Multicurrency Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such Notice of Multicurrency Borrowing from any Borrower, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. Not later than the funding time for the relevant Available Foreign Currency set forth in the Administrative Schedule each Multicurrency Lender shall make an amount equal to its Multicurrency Commitment Percentage of the principal amount of Multicurrency Loans requested to be made on such Borrowing Date available to the Administrative Agent at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule in the relevant Available Foreign Currency and in immediately available funds. The amounts made available by each Multicurrency Lender will then be made available on such Borrowing Date to the relevant Borrower at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule and in like funds as received by the Administrative Agent.

                  4.4 Termination or Reduction of Multicurrency Commitments. The U.S. Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Multicurrency Commitments or, from time to time, to reduce the amount of the Multicurrency Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Multicurrency Commitment of any Multicurrency Lender would be less than zero. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Multicurrency Commitments then in effect.

                  4.5 Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a Subsequent Participant state shall be redenominated into the euro unit in accordance with EMU legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation).


                  SECTION 5.  GENERAL PROVISIONS APPLICABLE TO LOANS

                  5.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

                  (b) Each ABR Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Alternate Base Rate for such day.

                  (c) Each Multicurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

                  (d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2%.

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

                  5.2 Conversion and Continuation Options. (a) The U.S. Borrower may elect from time to time to convert outstanding Eurodollar Loans (in whole or in part) to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto unless the U.S. Borrower shall agree to pay the costs associated therewith as set forth in subsection 5.11(d). The U.S. Borrower may elect from time to time to convert outstanding ABR Loans made to it (in whole or in part) to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Majority Revolving Credit Lenders (in the case of Revolving Credit Loans) or the Majority Term Loan Lenders (in the case of Term Loans) have determined that such conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 5.3 shall not have been violated,

(iii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or Term Loan Maturity Date (in the case of Term Loans).

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the U.S. Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loans determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Majority Revolving Credit Lenders (in the case of Revolving Credit Loans) or the Majority Term Loan Lenders (in the case of Term Loans) have determined that such continuation is not appropriate, (ii) if, after giving effect thereto, subsection 5.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or the Term Loan Maturity Date (in the case of Term Loans), and provided, further, that if the U.S. Borrower shall fail to give such notice or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  (c) Any Multicurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the U.S. Borrower or the relevant Borrower giving a Notice of Multicurrency Loan Continuation, provided, that if the relevant Borrower shall fail to give such Notice of Multicurrency Loan Continuation, such Multicurrency Loans shall automatically be continued for an Interest Period of one month.

                  5.3 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans and Multicurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) the aggregate principal amount of the Multicurrency Loans comprising each Tranche shall be in an amount of which the U.S. Dollar Equivalent is at least $2,500,000 (determined at the time of borrowing or continuation) and (c) there shall not be more than 25 Tranches at any one time outstanding.

                  5.4 Optional and Mandatory Prepayments. (a) The U.S. Borrower may at any time and from time to time prepay Revolving Credit Loans and/or Term Loans in whole or in part without premium or penalty upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day's irrevocable notice to the Administrative Agent (in the case of ABR Loans) specifying the date and amount of prepayment and whether the prepayment of Revolving Credit Loans or Term Loans is of Eurodollar Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon the receipt of any such notice the Administrative Agent shall promptly notify each Revolving Credit Lender or Term Loan Lender, as the case may be, thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Revolving Credit Loans or Term Loans, as the case may be, shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or in such lower amount as may be then outstanding).

                  (b) The U.S. Borrower and Foreign Subsidiary Borrowers may at any time and from time to time prepay, without premium or penalty, the Multicurrency Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount of which the U.S. Dollar Equivalent is at least $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (c) If, at any time during the Revolving Credit Commitment Period, for any reason the Aggregate Revolving Outstandings of all Lenders exceed the Aggregate Revolving Credit Commitments then in effect by more than 5%, or the Aggregate Revolving Outstandings of any Lender exceeds the Revolving Credit Commitment of such Lender then in effect by more than 5%, (i) the U.S. Borrower shall, upon learning thereof or upon the request of the Administrative Agent, immediately prepay the Revolving Credit Loans and/or (ii) the Foreign Subsidiary Borrowers shall, upon learning thereof or upon the request of the Administrative Agent, immediately prepay the Multicurrency Loans in an aggregate principal amount at least sufficient to reduce any such excess to 0%.

                  (d) Each prepayment of Loans pursuant to this subsection 5.4 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under subsection 5.11 in connection with such prepayment.

                  (e) Notwithstanding the foregoing, mandatory prepayments of Revolving Credit Loans or Multicurrency Loans that would otherwise be required pursuant to this subsection 5.4 solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made pursuant to this subsection 5.4 on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.

                  5.5 Commitment Fees; Other Fees. (a) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee for the period from and including the Closing Date to but excluding the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein); each such commitment fee shall be computed at the Commitment Fee Rate on the daily average amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof.

                  (b) The U.S. Borrower shall pay (without duplication of any other fee payable under this subsection 5.5) to Chase and CSI, for their respective accounts, all fees separately agreed to by the U.S. Borrower and Chase or CSI, as the case may be.

                  (c) The U.S. Borrower shall (without duplication of any other fee payable under this subsection 5.5) pay to the Administrative Agent all fees separately agreed to by the U.S. Borrower and the Administrative Agent.

                  5.6 Computation of Interest and Fees. (a) Interest based on the Eurodollar Rate, the Eurocurrency Rate or the Alternate Base Rate when it is based upon the Federal Funds Effective Rate shall be calculated on the basis of a 360-day year for the actual days elapsed; and facility fees and interest (other than interest based upon the Eurodollar Rate, the Eurocurrency Rate or the Alternative Base Rate when it is based upon the Federal Funds Effective
Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the U.S. Borrower and the Lenders of each determination of a Eurodollar Rate or Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the U.S. Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing in reasonable detail the calculations used by such Administrative Agent in determining any interest rate pursuant to subsection 5.1(a).

                  (c) If any U.S. Reference Lender shall for any reason no longer have a Revolving Credit Commitment or any Revolving Credit Loans or Term Loans, such U.S. Reference Lender shall thereupon cease to be a U.S. Reference Lender, and if, as a result, there shall only be one U.S. Reference Lender remaining, the Administrative Agent, with the consent of the U.S. Borrower (after consultation with Lenders) shall, by notice to the U.S. Borrower and the Revolving Credit Lenders, designate another Lender as a U.S. Reference Lender so that there shall at all times be at least two U.S. Reference Lenders.

                  (d) Each U.S. Reference Lender shall use its best efforts to furnish quotations of rates to the applicable Administrative Agent as contemplated hereby. If any of the U.S. Reference Lenders shall be unable or shall otherwise fail to supply such rates to the applicable Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 5.7, be determined on the basis of the quotations of the remaining U.S. Reference Lenders or Reference Lender.

                  5.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurocurrency Rate, as the case may be, for such Interest Period, or

                  (b) the Administrative Agent has received notice from the Majority Revolving Credit Lenders or Majority Term Loan Lenders, as the case may be, that the Eurodollar Rate or Eurocurrency Rate, as the case may be, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans or Multicurrency Loans, as the case may be, during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the U.S. Borrower and the Lenders as soon as practicable thereafter. Until such time as the Eurodollar Rate or the Eurocurrency Rate, as the case may be, can be determined by the Administrative Agent in the manner specified in the definitions of such terms in subsection 1.1, no further Eurodollar Loans or Multicurrency Loans (with respect to the Available Currency for which the Eurocurrency Rate cannot be determined only) shall be continued as such at the end of the then current Interest Periods or (other than any Eurodollar Loans or Multicurrency Loans previously requested and with respect to which the Eurodollar Rate or Eurocurrency Rate, as the case may be, was determined) shall be made, nor shall the U.S. Borrower have the right to convert ABR Loans into Eurodollar Loans.

                  5.8 Pro Rata Treatment and Payments. (a) (i) Except as provided in subsection 2.5, each borrowing of Revolving Credit Loans by the U.S. Borrower from the Lenders hereunder shall be made pro rata according to the Funding Commitment Percentages of the Lenders in effect on the date of such borrowing. Each payment by the U.S. Borrower on account of any commitment fee hereunder shall be allocated by the Administrative Agent among the Lenders in accordance with the respective amounts which such Lenders are entitled to receive pursuant to subsection 5.5(a). Any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent among the Lenders pro rata according to the Revolving Credit Commitment Percentages of the Lenders. Except as provided in subsection 2.5, each payment (other than any optional prepayment) in respect of principal or interest in respect of the Loans shall be allocated among the Revolving Credit Loans, Multicurrency Loans and Term Loans pro rata according to the amounts of principal or interest, as the case may be, then due and owing in respect of such Loans. Except as provided in subsection 2.5 or subsection 5.4(c), each payment (other than any optional prepayment) by the U.S. Borrower on account of principal of or interest on the Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each Lender. Each optional prepayment by the U.S. Borrower on account of principal of or interest on the Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof.

                  (ii) The borrowing of Term Loans by the U.S. Borrower from the Term Loan Lenders hereunder shall be made pro rata according to the respective Term Loan Commitments of the Term Loan Lenders. Each payment (other than any optional prepayment) by the U.S. Borrower on account of principal of or interest on the Term Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Term Loans then due and owing to each Lender. Each optional prepayment by the U.S. Borrower on account of principal of or interest on the Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof.

                  (iii) All payments (including prepayments) to be made by the U.S. Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the U.S. Lenders, at the Administrative Agent's office specified in subsection 13.2, in U.S. Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the U.S. Lenders entitled to receive the same promptly upon receipt in like funds as received.

                  (iv) Each borrowing of Multicurrency Loans by the U.S. Borrower or any Foreign Subsidiary Borrower shall be made, and any reduction of the Multicurrency Commitments shall be allocated by the Administrative Agent, pro rata according to the Multicurrency Commitment Percentages of the Multicurrency Lenders. Except as provided in subsection 5.4(d), each payment (including each prepayment) by the U.S. Borrower or a Foreign Subsidiary Borrower on account of principal of and interest on Multicurrency Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Multicurrency Loans then due and owing by such Foreign Subsidiary Borrower to each Multicurrency Lender. All payments (including prepayments) to be made by a Borrower hereunder in respect of Multicurrency Loans, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made at or before the payment time for the currency of such Multicurrency Loan set forth in the Administrative Schedule, on the due date thereof to the Administrative Agent, for the account of the Multicurrency Lenders, at the payment office for the currency of such Multicurrency Loan set forth in the Administrative Schedule, in the currency of such Multicurrency Loan and in immediately available funds. The Administrative Agent shall distribute such payments to the Multicurrency Lenders entitled to receive the same promptly upon receipt in like funds as received.

                  (v) If any payment hereunder (other than payments on the Eurodollar Loans and the Multicurrency Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Multicurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) A payment in euro shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before that date, taken all relevant steps to make that payment. With respect to the payment of any amount denominated in euro, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in the euro unit to the account with the bank in the principal financial center in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (b), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of euro.

                  (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of Revolving Credit Loans or Term Loans), and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Multicurrency Loans), in each case for the period until such Lender makes such amount immediately available to such Administrative Agent. A certificate of such Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to such Administrative Agent by such Lender within three Business Days of such Borrowing Date, the applicable Borrower shall repay such Lender's share of such borrowing (together with interest thereon from the date such amount was made available to such Borrower (i) at the rate per annum applicable to ABR Loans hereunder (in the case of a borrowing of Revolving Credit Loans or Term Loans and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds plus the Applicable Margin applicable to Multicurrency Loans (in the case of a borrowing of Multicurrency Loans)) to such Administrative Agent not later than three Business Days after receipt of written notice from such Administrative Agent specifying such Lender's share of such borrowing that was not made available to such Administrative Agent. Nothing contained in this subsection 5.8(b) shall prejudice any claims otherwise available to any Borrower against any Lender as a result of such Lender's failure to make its share of any borrowing available to an Administrative Agent for the account of a Borrower.

                  (d) Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

                  (e) If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; provided, that if any Multicurrency Loan in the currency of such Subsequent Participant is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Multicurrency Loan, at the end of the then current Interest Period.

                  (f) Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU legislation, each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify.

                  5.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Multicurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or Multicurrency Loans, continue Eurodollar Loans or Multicurrency Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loans, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Eurodollar Loans or within such earlier period as may be required by law and (c) such Lender's Multicurrency Loans shall be prepaid on the last day of the then current Interest Period with respect thereto. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the U.S. Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 5.11.

                  5.10 Requirements of Law. (a) In the event that any Requirement of Law (or any change therein or in the interpretation or application thereof) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                      (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loans made by it, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for taxes covered by subsection 5.12 and changes in the rate of tax on the overall net income of such Lender);

                     (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate or Eurocurrency Rate, including, without limitation, the imposition of any reserves with respect to Eurocurrency Liabilities under Regulation D of the Board; or

                     (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Loans, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon receipt of its demand setting forth in reasonable detail, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable, such additional amounts together with interest on each such amount from the date two Business Days after the date demanded until payment in full thereof at the ABR. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the Administrative Agent, to the applicable Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of all amounts outstanding hereunder.

                  (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the U.S. Borrower (with a copy to the Administrative Agent) of a written request therefor, the U.S. Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If the obligation of any Lender to make Eurodollar Loans or Multicurrency Loans has been suspended pursuant to subsection 5.7 or 5.9 for more than three consecutive months or any Lender has demanded compensation under subsection 5.10(a) or 5.10(b), the U.S. Borrower shall have the right to substitute a financial institution or financial institutions (which may be one or more of the Lenders) reasonably satisfactory to the Administrative Agent by causing such financial institution or financial institutions to purchase the rights (by paying to such Lender the principal amount of its outstanding Loans together with accrued interest thereon and all other amounts accrued for its account or owed to it hereunder and executing an

Assignment and Acceptance) and to assume the obligations of such Lender under the Loan Documents. Upon such purchase and assumption by such substituted financial institution or financial institutions, the obligations of such Lender hereunder shall be discharged; provided such Lender shall retain its rights hereunder with respect to periods prior to such substitution including, without limitation, its rights to compensation under this subsection 5.10.

                  5.11 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment when due of the principal amount of or interest on any Loans of such Lender, (b) default by such Borrower in making a borrowing or conversion after the Borrower has given a notice of borrowing or a notice of conversion in accordance with this Agreement, (c) default by such Borrower in making any prepayment after such Borrower has given a notice in accordance with this Agreement or (d) the making of a prepayment of a Eurodollar Loan or Multicurrency Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans or Multicurrency Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any such loss or expense submitted by such Lender shall be conclusive, absent manifest error. This covenant shall survive termination of this Agreement and payment of all amounts outstanding hereunder.

                  5.12 Taxes. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Administrative Agent and each Lender, income or franchise taxes imposed on the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Lender's lending office is located or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from entering into this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being thereinafter called "Taxes"). Subject to the provisions of subsection 5.12(d), if any Taxes are required to be withheld from any amounts payable by such Borrower to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are paid by any Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, such Borrower shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. Subject to the provisions of subsection 5.12(d), if any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lenders as a result of any such failure.

                  (b) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that, prior to the first date any payment is due to be made to it hereunder or under any Note, it will deliver to the U.S. Borrower and the Administrative Agent (i) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments by the U.S. Borrower under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the U.S. Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the U.S. Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the U.S. Borrower, and such extensions or renewals thereof as may reasonably be requested by the U.S. Borrower, certifying in the case of a Form 1001 or 4224 or successor applicable form that such Lender is entitled to receive payments by the U.S. Borrower under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the U.S. Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9 or successor applicable form, establishing an exemption from United States backup withholding tax (it being agreed that final and temporary Treasury Regulations promulgated in T.O. 8734 shall not constitute a change in law, regardless of their effective date).

                  (c) Each Multicurrency Lender shall, upon request by a Foreign Subsidiary Borrower (or the U.S. Borrower on its behalf), within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (d) Neither the U.S. Borrower nor any other Borrower shall be required to pay any additional amounts to the Administrative Agent or any Lender (or Transferee except to the extent such Transferee's transferor was entitled, at the time of transfer, to receive additional amounts from the U.S. Borrower) in respect of Taxes pursuant to subsection 5.12(a) if the obligation to pay such additional amounts would not have arisen but for a failure by the Administrative Agent or such Lender (or Transferee) to comply with the requirements of subsection 5.12(b) or (c) (or in the case of a Transferee, the requirements of subsection 13.6(h)).

                  (e) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection 5.12; provided, however, that such efforts shall not impose on such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable judgment to be material.

                  (f) The agreements in subsection 5.12(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder until the expiration of the applicable statute of limitations for such taxes.

                  5.13 Assignment of Commitments Under Certain Circumstances.
(a) In the event that any Lender shall have delivered a notice or certificate pursuant to subsection 5.10 or any Borrower has been required to pay any Taxes in respect of any Lender pursuant to subsection 5.12, the U.S. Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 13.6) all its interests, rights and obligations under this Agreement to another bank or financial institution identified by the U.S. Borrower and reasonably acceptable to the Administrative Agent (subject to the restrictions contained in subsection 13.6) which shall assume such obligations; provided that
(i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrower or the assignee, as the case may be, shall pay to the transferor Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder, including, without limitation, amounts payable pursuant to subsection 5.10 and any amounts that would be payable under subsection 5.11 if such amount were a prepayment made in the amount and on the date of such assignment.

                  (b) In the event that any Multicurrency Lender (including a Transferee) does not, for any reason, deliver all forms and certificates required to permit all payments by all Foreign Subsidiary Borrowers hereunder to be made free and clear of, and without deduction or withholding for or on account of, any Taxes, the U.S. Borrower may, so long as no Event of Default has occurred and is continuing, require such Multicurrency Lender, upon five Business Days' prior written notice from the U.S. Borrower, to assign the entire then outstanding principal amount of the Multicurrency Loans owing to such Multicurrency Lender and the entire

Multicurrency Commitment of such Multicurrency Lender to one or more Lenders selected by the U.S. Borrower which, after giving effect to such assignment, will have a Revolving Credit Commitment in excess of its Multicurrency Commitment. In the case of any such assignment to another Lender, such assignee Lender shall assign to such assignor Multicurrency Lender a principal amount of outstanding Revolving Credit Loans owing to such assignee Lender equal to the lesser of (i) the U.S. Dollar Equivalent of the amount of Multicurrency Loans assigned to such assignee Lender and (ii) the aggregate outstanding principal amount of Revolving Credit Loans owing to such assignee Lender. Any such assignments pursuant to the two precedent sentences shall be effected in accordance with subsection 13.6(c) and, as a condition to such assignment, simultaneously with such assignment, the U.S. Borrower shall pay or cause to be paid all amounts due to the assignor Multicurrency Lender and the assignee Lender hereunder on the effective date of such assignments.

                  5.14 Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes of the U.S. Borrower and its Subsidiaries, including the UT Automotive Acquisition and other acquisitions permitted hereunder.


                  SECTION 6.  REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Agreement and to make the Loans, each Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

                  6.1 Financial Statements. The audited consolidated balance sheets of the U.S. Borrower as of December 31, 1998 and the related statements of income and cash flow for the fiscal year ending on such date, heretofore furnished to the Administrative Agent and the Lenders and certified by a Responsible Officer of the U.S. Borrower are complete and correct in all material respects and fairly present the financial condition of the U.S. Borrower on such date in conformity with GAAP applied on a consistent basis (subject to normal year-end adjustments). All liabilities, direct and contingent, of the U.S. Borrower on such date required to be disclosed pursuant to GAAP are disclosed in such financial statements.

                  6.2 No Change. There has been no material adverse change in the business, operations, assets or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole from that reflected on the financial statements dated December 31, 1998 referred to in subsection 6.1.

                  6.3 Corporate Existence; Compliance with Law. The U.S. Borrower and each of its Material Subsidiaries (a) is duly organized, validly existing and in good standing (or the functional equivalent thereof in the case of Foreign Subsidiaries) under the laws of the jurisdiction of its organization,
(b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing (or the functional equivalent thereof in the case of Foreign Subsidiaries) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and would not adversely affect the ability of any Loan Party to perform its respective obligations under the Loan Documents to which it is a party and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and would not reasonably be expected to adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party.

                  6.4 Corporate Power; Authorization; Enforceable Obligations.
(a) Each Loan Party has the corporate power and authority, and the legal right, to execute, deliver and perform each of the Loan Documents to which it is a party or to which this Agreement requires it to become a party. The U.S. Borrower has the corporate power and authority to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Revolving Credit Notes and the Term Notes. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party or to which this Agreement requires it to become a party.

                  (b) No consent or authorization of, filing with or other act by or in respect of any Person (including, without limitation, any Governmental Authority) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents or the consummation of any of the transactions contemplated hereby or thereby, except for consents, authorizations, or filings which have been obtained and are in full force and effect.

                  (c) This Agreement and each other Loan Document to which any Loan Party is a party has been, and each other Loan Document to be executed by a Loan Party hereunder will be, duly executed and delivered on behalf of such Loan Party. This Agreement and each other Loan Document to which any Loan Party is a party constitutes, and each other Loan Document to be executed by a Loan Party hereunder will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  6.5 No Legal Bar; Senior Debt. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof, (a) will not violate any Requirement of Law or any Contractual Obligation of the U.S. Borrower or any other Loan Party (including, without limitation, the 9 1/2% Subordinated Note Indenture and the Subordinated Note Indenture) except for violations of Requirements of Law and Contractual Obligations (other than such Indentures) which, individually or in the aggregate will not have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and will not adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation. The Obligations of the U.S. Borrower constitute "Senior Indebtedness" benefitting from the subordination provisions contained in the Subordinated Debt, except to the extent that such Obligations are owed to an Affiliate of the U.S. Borrower.

                  6.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the U.S. Borrower, overtly threatened by or against the U.S. Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any Loan Document or any of the transactions contemplated hereby or thereby, (b) which would reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole or (c) which would be reasonably expected to adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party.

                  6.7 No Default. Neither the U.S. Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its properties in any respect which would have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole or which would adversely affect the ability of any Loan Party to perform its obligations under any of the Loan Documents to which it is a party. No Default or Event of Default has occurred and is continuing.

                  6.8 Ownership of Property; Liens. The U.S. Borrower and each of its Material Subsidiaries has good record and marketable title in fee simple to, or a valid and subsisting leasehold interest in all its material real property, and good title to all its other property, and none of such property is subject to any Lien, except as permitted in subsection 9.3 and except, in each case, where any failure to have good title or a valid and subsisting leasehold interest or the existence of any Lien would not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole.

                  6.9 Taxes. (a) The U.S. Borrower and each of its Material Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the U.S. Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those which, in the aggregate, are not substantial in amount or those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the U.S. Borrower or its Subsidiaries, as the case may be and except insofar as the failure to make such filings or payments would not reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole); and (b) no tax lien (other than a Lien permitted in subsection 9.3) has been filed and, to the knowledge of the U.S. Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                  6.10 Securities Law, etc. Compliance. All transactions contemplated by this Agreement and the other Loan Documents comply in all material respects with all applicable laws and any rules and regulations thereunder, including takeover, disclosure and other federal, state and foreign securities law and Regulations T, U and X of the Federal Reserve Board.

                  6.11 ERISA. As to each Plan other than a Multiemployer Plan, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien under the Code or ERISA in favor of PBGC or a Single Employer Plan has arisen during the five-year period prior to the date as of which this representation is deemed made. The present value of all accrued benefits under each Single Employer Plan maintained by the U.S. Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, either individually or in the aggregate with all other Single Employer Plans under which such accrued benefits exceed such assets, by more than $125,000,000. Neither the U.S. Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five year period prior to the date as of which this representation is made or deemed made, and neither the U.S. Borrower nor any Commonly Controlled Entity would become subject to liability under ERISA in the aggregate which exceeds $145,000,000 if the U.S. Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof, and no such withdrawal is likely to occur. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the U.S. Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $145,000,000.

                  6.12 Investment Company Act; Other Regulations. The U.S. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The U.S. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

                  6.13 Subsidiaries, etc. The Subsidiaries of the U.S. Borrower as of the Closing Date are those listed on Schedule VI. The U.S. Borrower owns, as of the Closing Date, the percentage of the issued and outstanding capital stock or other evidences of the ownership of each Subsidiary listed on Schedule VI as set forth on such Schedule. Except as disclosed on Schedule VI, no such Subsidiary has issued any securities convertible into shares of its capital stock (or other evidence of ownership) or any options, warrants or other rights, to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries are owned by the U.S. Borrower and its Subsidiaries free and clear of all Liens, warrants, options or rights of others of any kind whatsoever except for Liens permitted by subsection 9.3.

                  6.14 Accuracy and Completeness of Information. All information, reports and other papers and data with respect to the U.S. Borrower or this Agreement or any transaction contemplated hereby furnished to the Lenders by the U.S. Borrower or on behalf of the U.S. Borrower, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections with respect to the U.S. Borrower and its Subsidiaries, so furnished by the U.S. Borrower, as supplemented, were prepared and presented in good faith by the U.S. Borrower, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. No document furnished or statement made in writing to the Lenders by the U.S. Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or, to the knowledge of the U.S. Borrower after due inquiry, omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders.

                  6.15 Security Documents. Each Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged assets described therein. Each Pledge Agreement constitutes a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party thereto in the pledged assets described therein.

                  6.16 Patents, Copyrights, Permits and Trademarks. Each of the U.S. Borrower and its Subsidiaries owns, or has a valid license or sub-license in, all domestic and foreign letters patent, patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, trade names, trade secrets, service marks, copyrights, product designs, applications, formulae, processes and the industrial property rights ("Proprietary Rights") used in the operation of its businesses in the manner in which they are currently being conducted and which are material to the business, operations, assets or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole. Neither the U.S. Borrower nor any of its Subsidiaries is aware of any existing or threatened infringement or misappropriation of any Proprietary Rights of others by the U.S. Borrower or any of its

Subsidiaries or of any Proprietary Rights of the U.S. Borrower or any of its Subsidiaries by others which is material to the business operations, assets or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole.

                  6.17 Environmental Matters. Except as disclosed in Schedule VII, and other than such exceptions to any of the following that would not reasonably be expected to give rise to a material adverse effect on the business, operations, property or financial condition of the U.S.
Borrower and its Subsidiaries taken as a whole:

                        (a) To the best knowledge of the U.S. Borrower and its Subsidiaries, after reasonable investigation, the Properties do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under such conditions which (A) constitute a violation of, or (B) could reasonably give rise to any liability under any applicable Environmental Laws.

                        (b) To the best knowledge of the U.S. Borrower and its Subsidiaries, after reasonable investigation, the Properties and all operations at the Properties are in compliance, and have been in compliance for the time period that each of the Properties has been owned by the U.S. Borrower or its Subsidiaries, with all Environmental Laws, and there is no contamination at, on or under the Properties, or violation of any Environmental Laws with respect to the Properties which could interfere with the continued operation of the Properties or impair the fair saleable value thereof. Neither the U.S. Borrower nor any Subsidiary has knowingly assumed any liability, by contract or otherwise, of any person under any Environmental Laws.

                        (c) Neither the U.S. Borrower nor any of its Subsidiaries has received any Environmental Complaint with regard to any of the Properties or the operations of the U.S. Borrower or any of its Subsidiaries, nor does the U.S. Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                        (d) To the best knowledge of the U.S. Borrower and its Subsidiaries, based on the U.S. Borrower's and the Subsidiaries' customary practice of contracting only with licensed haulers for removal of Hazardous Materials from the Properties only to facilities authorized to receive such Hazardous Materials, Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably give rise to liability under any Environmental Laws.

                        (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the U.S. Borrower and its Subsidiaries, threatened, under any Environmental Law to which the U.S. Borrower and its Subsidiaries are or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties.

                        (f) To the best knowledge of the U.S. Borrower and its Subsidiaries after reasonable investigation, there has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of the U.S. Borrower or its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could reasonably give rise to liability under any Environmental Laws.

                  6.18 Year 2000 Matters. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the U.S. Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the U.S. Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, are expected to be completed within such period of time as is required to avoid a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole as a result of the failure to complete such reprogramming. The cost to the U.S. Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the U.S. Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) would not reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole.


                  SECTION 7.  CONDITIONS PRECEDENT

                  7.1 Conditions to Closing Date. The Closing Date shall occur on the date of satisfaction of the following conditions precedent:

                  (a) Agreement. The Administrative Agent shall have received counterparts of this Agreement, duly executed by a Responsible Officer of each Borrower, the Administrative Agent and each Lender party hereto.

                  (b) Subsidiary Guarantee. The Administrative Agent shall have received the Subsidiary Guarantee duly executed by each guarantor party thereto.

                  (c) Domestic Pledge Agreement. The Administrative Agent shall have received the Domestic Pledge Agreement listed on Schedule IV, duly executed by each pledgor party thereto.

                  (d) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Domestic Pledge

         Agreement listed on Schedule IV, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (e) Perfection Actions. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Domestic Pledge Agreement shall have been completed.

                  (f) UT Automotive Acquisition. The UT Automotive Acquisition shall have been consummated in accordance with the UT Automotive Acquisition Agreement, and the Administrative Agent shall have received a certificate of a Responsible Officer to such effect.

                  (g) UT Automotive Financial Statements. The Lenders shall have received the audited financial statements of Lear Corporation Automotive Holdings (formerly known as UT Automotive, Inc.) for the fiscal year ended December 31, 1998.

                  (h) Consents. The Administrative Agent shall have received, and made available to each Lender, true and correct copies (in each case certified as to authenticity on such date by a duly authorized officer of the U.S. Borrower) of all documents and instruments, including all consents, authorizations and filings, required under any Requirement of Law or by Contractual Obligation of the U.S. Borrower or any of its Subsidiaries, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents, and such consents, authorizations and filings shall be satisfactory in form and substance to the Lenders and be in full force and effect.

                  (i) Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Secretary or Assistant Secretary of each Domestic Loan Party, dated the Closing Date, as to the incumbency and signature of their respective officers executing each Loan Document to be entered into on the Closing Date to which it is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary.

                  (j) Corporate Proceedings. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions in form and substance satisfactory to the Administrative Agent, of the Board of Directors (or the executive committee thereof) of each Domestic Loan Party authorizing (i) the execution, delivery and performance of each Loan Document to be entered into on the Closing Date to which it is a party, and (ii) the granting by it of the pledge and security interests, if any, granted by it pursuant to such Loan Document, certified by their respective Secretary or an Assistant Secretary as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                  (k) Fees. The Administrative Agent shall have received all fees required to be paid to the Administrative Agent and/or the Lenders pursuant to Section 5.5 and/or any other written agreement on or prior to the Closing Date.

                  (l) Legal Opinion of Counsel to U.S. Borrower. The Administrative Agent shall have received, with a copy for each Lender, an opinion, dated the Closing Date, of Winston & Strawn, special counsel to the U.S. Borrower and its Subsidiaries and in substantially the form of Exhibit L and covering such other matters incident to the transactions contemplated hereby as the Lenders may reasonably require.

                  (m) Subordinated Debt Indentures. The Administrative Agent shall have received, with a copy for each Lender, a certified true copy of the outstanding Subordinated Debt Indentures.

                  (n) Closing Date under Other Credit Agreements. The Closing Date under (and as defined in) the Other Credit Agreements shall have occurred or shall occur simultaneously with the Closing Date hereunder.

                  7.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Loan is requested to be made:

                  (a) Representations and Warranties. The representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date.

                  (c) Foreign Subsidiary Opinion. If such requested Loan is the initial Multicurrency Loan to be made to any Foreign Subsidiary Borrower, the Administrative Agent shall have received (with a copy for each Lender) a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower.

Each Loan made to a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such Loan that the conditions contained in this subsection 7.2 have been satisfied.

                  SECTION 8. AFFIRMATIVE COVENANTS

                  The U.S. Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the U.S. Borrower shall and shall cause each of its Subsidiaries to:

                  8.1 Financial Statements. Furnish to each Lender (or to the Administrative Agent on behalf of such Lender):

                  (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the U.S. Borrower, a copy of the audited consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the U.S. Borrower, the unaudited consolidated balance sheet of the U.S. Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the U.S. Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding quarterly period of the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments).

The U.S. Borrower covenants and agrees that all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal year-end adjustments and to the fact that such financial statements may be abbreviated and may omit footnotes or contain incomplete footnotes) applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  8.2 Certificates; Other Information. Furnish to each Lender (or to the Administrative Agent on behalf of such Lender):

                  (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsection 8.1(a) and (b), a certificate of a Responsible Officer of the U.S. Borrower (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating, to the best of such Responsible Officer's knowledge, that all such financial statements are complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statements in respect of subsection 9.1;

                  (c) promptly upon receipt thereof, copies of all final reports submitted to the U.S. Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the U.S. Borrower made by such accountants, including, without limitation, any management letter commenting on the U.S. Borrower's internal controls submitted by such accountants to management in connection with their annual audit;

                  (d) promptly after the same are sent, copies of all financial statements and reports which the U.S. Borrower sends to its public equity holders, and within five days after the same are filed, copies of all financial statements and reports which the U.S. Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (e) promptly, subject to reasonable confidentiality requirements and confidentiality agreements to which the Borrower or any of its Subsidiaries is a party, such additional financial and other information as any Lender may from time to time reasonably request.

                  8.3 Performance of Obligations. Perform in all material respects all of its obligations under the terms of each material mortgage, indenture, security agreement and other debt instrument by which it is bound or to which it is a party and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided for on the books of the U.S. Borrower or its Subsidiaries, as the case may be.

                  8.4 Conduct of Business, Maintenance of Existence and Compliance with Obligations and Laws. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5 and except, with respect to the corporate existence of Subsidiaries that are not Loan Parties and any rights, privileges and franchises, to the extent that the Board of Directors of the U.S.

Borrower shall determine in good faith that the preservation or maintenance thereof is no longer desirable in the conduct of the business of the U.S. Borrower and its Subsidiaries; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole and would not reasonably be expected to adversely affect the ability of the U.S. Borrower or any of its Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party.

                  8.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition where the failure to maintain such property in good working order and condition would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole; maintain with financially sound and reputable insurance companies such insurance coverage as is reasonable for the business activities of the U.S. Borrower and its Subsidiaries; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

                  8.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (subject to reasonable confidentiality requirements) to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the U.S. Borrower and its Subsidiaries with officers and employees of the U.S. Borrower and its Subsidiaries and, provided the U.S. Borrower is given an opportunity to participate, with its independent certified public accountants.

                  8.7 Notices. Promptly give notice to the Administrative Agent and each Lender:

                  (a)  of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any Contractual Obligation of the U.S. Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the U.S. Borrower or any of its Subsidiaries and any Governmental Authority, which in the case of either clause (i) or (ii) above, would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole or would reasonably be expected to adversely affect the ability of the U.S. Borrower or any of its Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party;

                  (c) of any litigation or proceeding affecting the U.S. Borrower or any of its Subsidiaries in which the then reasonably anticipated exposure of the U.S. Borrower and its Subsidiaries is $20,000,000 or more and not covered by insurance, or in which injunctive or similar relief is sought which is then reasonably anticipated to have an adverse economic effect on the U.S. Borrower and its Subsidiaries of $20,000,000 or more;

                  (d) of the following events, as soon as possible and in any event within 30 days after the U.S. Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan, unless such failure is cured within such 30 days, any Lien under the Code or ERISA in favor of the PBGC or a Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the U.S. Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer or Multiemployer Plan, where, in connection with any of the events described in clauses (i) or (ii), the resulting liability would reasonably be expected to cause a material adverse change in the business, assets, operations or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole;

                  (e) of any Environmental Complaint which would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries, taken as a whole, and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Property or any part thereof or (iii) any other condition, circumstance, occurrence or event, any of which would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries, taken as a whole, under any Environmental Law;

                  (f) of (i) the incurrence of any Lien (other than Liens permitted pursuant to subsection 9.3) on, or claim asserted against any of the collateral security in the Security Documents or (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the collateral under any Security Document; and

                  (g) of a material adverse change in the business, operations, property or financial condition of the U.S. Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 8.7 shall be accompanied by a statement of a Responsible Officer of the U.S. Borrower setting forth details of the occurrence referred to therein and stating what action the U.S. Borrower proposes to take with respect thereto.

                  8.8 Maintenance of Liens of the Security Documents. Promptly, upon the reasonable request of any Lender, at the U.S. Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

                  8.9 Environmental Matters. (a) Comply in all material respects with, and use all reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all Environmental Laws and all requirements existing thereunder and obtain and comply in all material respects with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain, comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws.

                  (b) Promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been taken in good faith and the pendency of any and all such appeals does not materially and adversely affect the U.S. Borrower or any Subsidiary or the operations of the U.S. Borrower or any Subsidiary.

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders and their Affiliates, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the U.S. Borrower or its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                  8.10 Security Documents; Guarantee Supplement. Subject to subsection 13.19, (a) within 60 days after the Closing Date, at its own expense,
(i) cause 65% of the capital stock of Lear Germany to be pledged to the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, and (ii) cause the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, to receive, with a counterpart for each Lender, a legal opinion of German counsel acceptable to the Administrative Agent covering such matters in respect of such pledge agreement as the Administrative Agent shall reasonably request.

                  (b) As soon as possible and in no event later than 45 days after the delivery of any financial statements under subsection 8.1(a) or (b), for any fiscal period ending on or after December 31, 1999, cause (i) all of the capital stock owned directly or indirectly by the U.S.

Borrower of each of the U.S. Borrower's direct or indirect Domestic Subsidiaries which on the date of such financial statements constituted at least 10% of Consolidated Assets or for the twelve month period ended on the date of such financial statements represented at least 10% of Consolidated Revenues to be pledged to the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, (ii) 65% of the capital stock (or such lesser amount as may be owned by the U.S. Borrower) of each of the U.S. Borrower's direct Foreign Subsidiaries which on the date of such financial statements constituted at least 10% of Consolidated Assets or for the twelve month period ended on the date of such financial statements represented at least 10% of Consolidated Revenues to be pledged to the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, and
(iii) the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, to receive, with a counterpart for each Lender, legal opinions of counsel to the U.S. Borrower acceptable to the Administrative Agent covering such matters in respect of such pledges as the Administrative Agent shall reasonably request.

                  (c) As soon as possible and in no event later than 45 days after the delivery of any financial statements under subsection 8.1(a) or (b) for any fiscal period ending on or after December 31, 1999, cause (i) each of the U.S. Borrower's direct and indirect Domestic Subsidiaries which on the date of such financial statements constituted 10% of Consolidated Assets or for the twelve month period ended on the date of such financial statements represented at least 10% of Consolidated Revenues to execute and deliver a Guarantee Supplement to the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, and (ii) the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, to receive, with a counterpart for each Lender, opinions of counsel to the U.S. Borrower, in form and substance satisfactory to the Administrative Agent, covering such matters in respect of the Subsidiary Guarantee as the Administrative Agent shall reasonably request; provided, that, notwithstanding the foregoing, a Domestic Subsidiary shall not be required to execute and deliver a Guarantee Supplement or otherwise become a party to the Subsidiary Guarantee if (x) it is a holding company whose only material asset consists of capital stock of one or more Foreign Subsidiaries and
(y) the capital stock of such Domestic Subsidiary is pledged to the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement.

                  (d) (i) Cause to be pledged to the Administrative Agent, in its capacity as Agent pursuant to the Intercreditor Agreement, on the Closing Date 100% of the Capital Stock of each Domestic Subsidiary which would have constituted more than 10% of Consolidated Assets on December 31, 1998 or represented at least 10% of Consolidated Revenues for the twelve-month period ended on December 31, 1998, and (ii) cause each Domestic Subsidiary described in the foregoing clause (i) to be Subsidiary Guarantors on the Closing Date; provided, that (A) Lear Corporation (Germany) Ltd. shall not be required to be a Subsidiary Guarantor and the U.S. Borrower shall not be required to pledge its Capital Stock and (B) Lear Corporation EEDS and Interiors shall not be required to be a Subsidiary Guarantor and the U.S. Borrower shall not be required to cause its Capital Stock to be pledged unless Lear Corporation EEDS and Interiors meets the tests set forth in paragraph (c) above in respect of any fiscal period ending on or after December 31, 1999.

                  (e) For purposes of calculating Consolidated Assets and Consolidated Revenues pursuant to the foregoing paragraphs (b), (c) and (d) for any date on or prior to March 31, 2000, or for twelve-month periods ended on or prior to March 31, 2000, the assets and revenues of Lear Corporation Automotive Holdings shall be included on a pro forma basis as if the UT Automotive Acquisition had occurred on the first day of the relevant period.


                  SECTION 9. NEGATIVE COVENANTS

                  The U.S. Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the U.S. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  9.1 Financial Covenants.

                  (a) Interest Coverage. Permit the ratio of (i) Consolidated Operating Profit for any four consecutive fiscal quarters ending during any period set forth below to (ii) Consolidated Interest Expense for such four consecutive fiscal quarters, to be less than the ratio set forth opposite such period below:


         Period                                                    Ratio
         ------                                                    -----
Closing - December 31, 1999                                        2.75x
January 1, 2000 - December 31, 2000                                3.00x
January 1, 2001 - December 31, 2001                                3.25x
Thereafter                                                         3.50x

;provided, that in calculating the foregoing ratio for the periods of four consecutive fiscal quarters ending on or about 6/30/99, 9/30/99, 12/31/99 and 3/31/00, Consolidated Interest Expense shall be determined giving pro forma effect to the aggregate principal amount of Indebtedness incurred in connection with the UT Automotive Acquisition (less the aggregate net cash proceeds received by the U.S. Borrower in respect of the sale of any part of the business acquired in connection with the UT Automotive Acquisition) as if such Indebtedness had been incurred on the first day of the relevant period, and in making such calculation, the interest rate assumed to be applicable to such Indebtedness shall be (i) with respect to $1,400,000,000 of such Indebtedness, the weighted average interest rate applicable during the last fiscal quarter in such period to loans outstanding under the Term Loan Agreement and/or the debt securities that refinance the loans under the Term Loan Agreement and (ii) with respect to the remainder of such Indebtedness, the weighted average interest rate applicable during the last fiscal quarter in such period to Loans in Dollars under this Agreement.

                  (b) Leverage Ratio. Permit the ratio of (i) Consolidated Indebtedness at the end of any fiscal quarter ending during any period set forth below to (ii) Consolidated Operating Profit for the four consecutive fiscal quarters then ended to be greater than the ratio set forth opposite such period below:



                      Period                                       Ratio
                      ------                                       -----
                  Closing - June 30, 2000                          4.50x
                  July 1, 2000 through December 31, 2001           4.00x
                  Thereafter                                       3.75x

                  9.2 Limitation on Indebtedness. Permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) (i) Indebtedness in respect of the Loans and other obligations arising under this Agreement and (ii) Indebtedness under the Other Credit Agreements and, without duplication, Indebtedness of any Subsidiary backed by letters of credit issued under either of the Other Credit Agreements;

                  (b) Indebtedness under the Subsidiary Guarantee and any Bond Guarantee;

                  (c) Indebtedness in respect of Interest Rate Agreement Obligations and Currency Agreement Obligations entered into to protect against fluctuations in interest rates or exchange rates and not for speculative reasons;

                  (d) Indebtedness incurred by a Special Purpose Subsidiary in connection with a Receivable Financing Transaction;

                  (e) intercompany Indebtedness permitted by subsection 9.9; and

                  (f) other Indebtedness, subject to the provisions of subsection 9.8.

                  9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (subject, in the case of Liens described in paragraphs (o) through (t) below, to the provisions of subsection 9.8):

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the U.S. Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, suppliers or other like Liens arising in the ordinary course of business relating to obligations not overdue for a period of more than 60 days or which are bonded or being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith and deposits securing liabilities to insurance carriers under insurance and self-insurance programs;

                  (d) Liens (other than any Lien imposed by ERISA) incurred on deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, utility payments and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the U.S. Borrower and its Subsidiaries taken as a whole;

                  (f) Liens created pursuant to the Security Documents;

                  (g) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings fully covered by insurance or involving individually or in the aggregate, no more than $40,000,000 at any one time, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

                  (h) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business;

                  (i) statutory Liens and rights of offset arising in the ordinary course of business of the U.S. Borrower and its Subsidiaries;

                  (j) Liens in connection with leases or subleases granted to others and the interest or title of a lessor or sublessor (other than the U.S. Borrower or any Subsidiary of the U.S. Borrower) under any lease;

                  (k) Liens arising in connection with Industrial Development Bonds or other industrial development, pollution control or other tax-favored or government-sponsored financing transactions, provided that such liens do not at any time encumber any property, other than the property financed by such transaction and other property, assets or revenues related to the property so financed on which Liens are customarily granted in connection with such transactions (in each case, together with improvements and attachments thereto);

                  (l) Liens on receivables subject to a Receivable Financing Transaction;

                  (m) Liens securing Indebtedness permitted by subsection 9.2(c) and any other Indebtedness in respect of Interest Rate Agreement Obligations or Currency Agreement Obligations entered into to protect against fluctuations in interest rates or exchange rates and not for speculative reasons, provided that such Liens run in favor of a Lender hereunder or a lender under one of the Other Credit Agreements;

                  (n) Extensions, renewals and replacements of any Lien described in subsections 9.3(a) through (m) above;

                  (o) Liens (including, without limitation, Liens incurred in connection with Financing Leases, operating leases and sale-leaseback transactions) securing Indebtedness of the U.S. Borrower and its Subsidiaries permitted by subsection 9.2 incurred to finance the acquisition of property; provided that (i) such Liens shall be created substantially simultaneously with the purchase of such property, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the purchase price of such property;

                  (p) Liens securing the Indebtedness of Foreign Subsidiaries permitted by subsection 9.2, provided that such Liens permitted by this paragraph do not at any time encumber any property located in the United States;

                  (q) Liens securing reimbursement obligations with respect to documentary letters of credit permitted hereunder which encumber documents and other property relating to such letters of credit;

                  (r) Liens securing Acquired Indebtedness permitted by subsection 9.2, provided, that (i) such Liens existed at the time such corporation became a Subsidiary or such assets were acquired and were not created in anticipation thereof, (ii) any such Lien does not by its terms cover any property or assets after the time such corporation became or becomes a Subsidiary or such assets were acquired which were not covered immediately prior thereto (and improvements and attachments thereto) and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such corporation became or becomes a Subsidiary or such assets were acquired;

                  (s) except as otherwise expressly provided for in subsections 9.3(a) through (n), Liens securing Indebtedness of Domestic Subsidiaries permitted under subsection 9.2;

                  (t) other Liens; and

                  (u) extensions, renewals and replacements of any Lien described in subsections 9.3(o) through (t) above.

                  9.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations of the U.S. Borrower under this Agreement and the Amended and Restated Credit Agreement and of the Domestic Subsidiaries under the Subsidiary Guarantee, and any Bond Guarantee;

                  (b) Guarantee Obligations of any Subsidiary Guarantor in respect of obligations of the Borrower or any other Subsidiary Guarantor;

                  (c) Guarantee Obligations of any Subsidiary that is not a Subsidiary Guarantor in respect of obligations of any other Subsidiary that is not a Subsidiary Guarantor;

                  (d)  Guarantee Obligations in respect of operating leases;

                  (e) Guarantee Obligations of the U.S. Borrower in respect of obligations of any Subsidiary that are permitted to be incurred under this Agreement; and

                  (f) other Guarantee Obligations, subject to the provisions of subsection 9.8;

                  9.5 Limitations on Fundamental Changes. Unless expressly permitted under this Agreement, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the U.S. Borrower may be merged or consolidated with or into the U.S. Borrower (provided that the U.S. Borrower shall be the continuing or surviving corporation) or with or into any one or more other Subsidiaries of the U.S.
         Borrower;

                  (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the U.S. Borrower or any other Subsidiary of the U.S. Borrower;

                  (c) the U.S. Borrower may merge or consolidate with any Person, provided that (A) the U.S. Borrower is the surviving corporation of such merger or consolidation, (B) after giving effect thereto, no Default or Event of Default is in existence and (C) if such merger or consolidation had occurred on the first day of the period of four full fiscal quarters most recently ended prior to the date of such event, the U.S. Borrower would have been in compliance with subsection 9.1 during such period of four full fiscal quarters; and

                  (d) any Subsidiary may be merged, consolidated or amalgamated with or into any Person, or may sell, lease, transfer or otherwise dispose of its assets (upon voluntary liquidation, dissolution or otherwise) to any Person or may liquidate, wind up or dissolve itself if (A) after giving effect thereto, no Default or Event of Default is in existence and (B) if such merger, consolidation, amalgamation, sale, lease, transfer or other disposition had occurred on the first day of the period of four fiscal quarters most recently ended prior to the date of such event, the U.S. Borrower would have been in compliance with subsection 9.1 during such period of four full fiscal quarters.

                  9.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's capital stock to any Person other than the U.S. Borrower or any Wholly Owned Subsidiary (or to qualify directors if required by applicable law or similar de minimis issuances of capital stock to comply with Requirements of Law), except:

                  (a) the sale or other disposition of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; provided that (i) the Net Proceeds of each such transaction are applied to obtain a replacement item or items of property within 120 days of the disposition thereof or (ii) the fair market value of any property not replaced pursuant to clause (i) above shall not exceed $20,000,000 in the aggregate in any one fiscal year of the U.S. Borrower;

                  (b) the sale of inventory or Cash Equivalents in the ordinary course of business;

                  (c) the sale of any property in connection with any sale and leaseback transaction;

                  (d) the sale by any Foreign Subsidiary of its accounts receivable; provided that the terms of each such sale are satisfactory in form and substance to the Administrative Agent;

                  (e) the sale by any Domestic Subsidiary of its accounts receivable; provided that the terms of each such sale are satisfactory in form and substance to the Administrative Agent;

                  (f) any sale or other disposition permitted under subsections
         9.5 or 9.9;

                  (g) any operating lease entered into in the ordinary course of business;

                  (h) any assignments or licenses of intellectual property in the ordinary course of business;

                  (i) any sale, contribution or transfer to or by a Special Purpose Subsidiary in connection with a Receivable Financing Transaction; and

                  (j) any sale or other disposition of assets if (A) after giving effect thereto and the application of the proceeds therefrom, no Default or Event of Default is in existence and (B) if such sale or other disposition had occurred on the first day of the period of four full final quarters most recently ended prior to the date of such sale or other disposition, the U.S. Borrower would have been in compliance with subsection 9.1 during such period of four full fiscal quarters.

                  9.7 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the U.S. Borrower or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the U.S. Borrower or any Subsidiary, except for (a) (i) payment by the U.S. Borrower of amounts then owing to management personnel of the U.S. Borrower pursuant to the terms of their respective employment contracts or under any employee benefit plan, (ii) mandatory purchases by the U.S. Borrower of its common stock from management personnel pursuant to the terms of their respective employment agreements or any employee benefit plan, (iii) additional repurchases by the U.S. Borrower of its common stock from management personnel, and other officers or employees of the U.S. Borrower or any Subsidiary in an amount not to exceed $35,000,000 in the aggregate and (iv) the purchase, redemption or retirement of any shares of any capital stock of the U.S. Borrower or options to purchase capital stock of the U.S. Borrower in connection with the exercise of outstanding stock options, (b) if no Default or Event of Default has occurred and is continuing (or would occur and be continuing after giving effect thereto) when any such dividend is declared by the Board of Directors of the U.S. Borrower or such payment is made on the account of the purchase of capital stock of the U.S. Borrower, cash dividends on the U.S. Borrower's capital stock or such payments made on the account of the purchase of capital stock of the U.S. Borrower not to exceed, in the aggregate, in any fiscal quarter (the "Payment Quarter") an amount equal to the greater of (i) $25,000,000 and (ii) (A) 50% (100% if the U.S. Borrower shall have attained Investment Grade Status) of Consolidated Net Income of the U.S. Borrower and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ended immediately prior to the Payment Quarter (such period of four quarters being the "Calculation Period" in respect of such Payment Quarter), less (B) the cash amount of all (I) dividends paid and redemptions made by the U.S. Borrower during such Calculation Period in respect of capital stock and (II) payments made on the account of the purchase of capital stock of the U.S. Borrower during such Calculation Period, but only to the extent permitted by the terms of the outstanding Subordinated Debt, and (c) dividends or distributions in the form of additional shares of such capital stock or in options, warrants or other rights to purchase capital stock.

                  9.8 Limitation on Subsidiary and Secured Indebtedness. Create, incur, assume or suffer to exist Subsidiary and Secured Indebtedness in an aggregate principal amount at any time outstanding exceeding 10% of Consolidated Assets at such time; or create, incur, assume or suffer to exist any Indebtedness that constitutes Subsidiary and Secured Indebtedness and that is secured by any Lien on any property, assets or receivables of the U.S. Borrower or any of its Subsidiaries (other than Liens permitted by paragraphs (a) through (n) of subsection 9.3) in an aggregate principal amount at any time exceeding 5% of Consolidated Assets at such time.

                  9.9 Limitation on Investments, Loans and Advances. Make or suffer to exist any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, or acquire or invest in any interest in any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) investments by Foreign Subsidiaries in high quality investments of a type similar to Cash Equivalents made outside of the United States of America;

                  (d) capital contributions and equity investments made prior to the date hereof in any Subsidiary or Special Entity and any recapitalization thereof not increasing the amounts thereof;

                  (e) (i) loans, advances, and extensions of credit by any Subsidiary to the U.S. Borrower and (ii) loans, advances, extensions of credit, capital contributions and other investments by the U.S. Borrower or any Subsidiary to or in any Subsidiary;

                  (f) the purchase by the U.S. Borrower or any Subsidiary of participating interests in loans to Foreign Subsidiaries; provided that the amount of each such participating interest does not exceed the amount which the U.S. Borrower or such Subsidiary would otherwise be permitted to lend or contribute to such Foreign Subsidiaries pursuant to this subsection 9.9;

                  (g) the U.S. Borrower and its Subsidiaries may acquire or invest in any Special Entities or the assets constituting a business unit of any Person that would be a Special Entity, provided that the aggregate purchase price of such acquisitions after the date hereof does not exceed $400,000,000 (less, in the case of Special Entities that become Subsidiaries of the U.S. Borrower, the aggregate amount of Indebtedness of such Special Entities at the time such Special Entities are acquired) per fiscal year; and provided, further, that up to $100,000,000 of such permitted amount which is not expended in any fiscal year may be carried over for such acquisitions in any subsequent fiscal year; and provided, still further, that no more than $150,000,000 per fiscal year of any such permitted amount may be expended to acquire stock or other evidence of beneficial ownership of Special Entities that do not become Subsidiaries of the U.S. Borrower;

                  (h) advances to employees in the ordinary course of business for travel, relocation and related expenses;

                  (i) investments received in connection with the bankruptcy or reorganization of suppliers, customers and other Persons having obligations in favor of the U.S. Borrower or any Subsidiary in settlement of delinquent obligations of, and other disputes with, customers, suppliers and such other Persons arising in the ordinary course of business;

                  (j) advances, loans, extensions of credit or other investments held by a Person at the time it becomes a Subsidiary of the U.S. Borrower in connection with an acquisition permitted hereunder; provided, that such advances, loans, extensions of credit or other investments have not been made in anticipation of such acquisition;

                  (k) other investments, advances, loans, extensions of credit and capital contributions by the U.S. Borrower and its Subsidiaries not exceeding $125,000,000 in the aggregate at any one time outstanding;

                  (l)  the UT Automotive Acquisition; and

                  (m) investments in or acquisitions of companies or business units, in each case, engaged primarily in the manufacturing of automotive parts business and businesses related thereto so long as (i) no Default or Event of Default shall have occurred and be continuing before and after giving effect to such transaction, (ii) the U.S. Borrower would be in pro forma compliance with subsection 9.1 after giving effect to such transaction, (iii) after giving pro forma effect to such transaction as if it had occurred on the first day of the period of four consecutive fiscal quarters most recently ended prior to the date of such transaction, the ratio of (a) Consolidated Indebtedness on the date of, and after giving effect to, such transaction to (b) Consolidated Operating Profit for such period of four consecutive fiscal quarters would be less than 4.00 and (iv) such transaction is not the result of a hostile bid made by the U.S. Borrower or its Subsidiaries.

                  9.10 Limitation on Optional Payments and Modification of Debt Instruments; Certain Derivative Transactions. (a) Prepay, purchase, redeem, retire, defease or otherwise acquire, or make any payment on account of any principal of, interest on, or premium payable in connection with the prepayment, redemption or retirement of any outstanding Subordinated Debt, except that the U.S. Borrower may prepay, purchase or redeem Subordinated Debt with the proceeds of the issuance of other subordinated Indebtedness of the U.S. Borrower or capital stock of the U.S. Borrower; provided that, in the case of the issuance of subordinated Indebtedness, either (i) the principal terms of such other subordinated Indebtedness are no more restrictive, taken as a whole, to the U.S. Borrower and its Subsidiaries than the principal terms of the Subordinated Debt being repaid, purchased or redeemed or (ii) the terms and conditions of the other subordinated Indebtedness are reasonably satisfactory to the Administrative Agent; provided, further, that, notwithstanding any provision contained in this subsection 14.10, if no Default or Event of Default has occurred and is continuing or would occur and be continuing as a result of the following, the Subordinated Debt may be prepaid at any time without restriction;
(b) enter into any derivative transaction or similar transaction obligating the U.S. Borrower or any of its Subsidiaries to make any payment to any other Person as a result of any change in value or market price of Subordinated Debt or Capital Stock of the U.S. Borrower; or (c) without the consent of the Administrative Agent, amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Subordinated Debt (except that without the consent of the Administrative Agent or any Lender, the terms of the Subordinated Debt may be amended, modified or changed if such amendment, modification or change would extend the maturity or reduce the amount of any payment of principal thereof, would reduce the rate or extend the date for payment of interest thereon, would eliminate covenants (other than covenants with respect to subordination to Indebtedness under this Agreement and, if applicable, the Subsidiary Guarantee) or defaults in such Subordinated Debt or would make such covenants or defaults less restrictive or make any other change that would not require the consent of the holders of such Subordinated Debt).

                  9.11 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, or such transactions are in the ordinary course of the U.S. Borrower's or such Subsidiary's business and are upon fair and reasonable terms no less favorable to the U.S. Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that the U.S. Borrower may engage, The Cypress Group, LLC or any Affiliate of The Cypress Group, LLC as financial advisor, underwriter, broker, dealer-manager or finder in connection with any transaction at the then customary market rates for similar services.

                  9.12 Corporate Documents. Amend its Certificate of Incorporation or By-Laws, each as in effect on the Closing Date, if such amendment would reasonably be expected to impair the ability of the Loan Parties to perform their respective obligations under the Loan Documents to which they are a party.

                  9.13 Fiscal Year. Permit the fiscal year of the U.S. Borrower to end on a day other than December 31.

                  9.14 Limitation on Restrictions Affecting Subsidiaries. Enter into any agreement with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the U.S. Borrower or any Subsidiary, (b) make loans or advances to the U.S. Borrower or any Subsidiary or
(c) transfer any of its properties or assets to the U.S. Borrower or any Subsidiary, except (i) prohibitions or restrictions under applicable law, (ii) agreements and instruments governing or evidencing secured Indebtedness otherwise permitted to be incurred under this Agreement that limits the right of the borrower to (A) dispose of the assets securing such Indebtedness or (B) in the case of any Foreign Subsidiary, to make dividends or distributions, (iii) prohibitions or restrictions under agreements relating to Acquired Indebtedness and any refinancings thereof, (iv) prohibitions or restrictions with respect to the distribution or dispositions of assets or property in joint venture and similar agreements entered into in the ordinary course of business, (v) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business, (vi) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business, (vii) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of the assets or stock of such Subsidiary, (viii)(x) any such restrictions existing by reasons of Contractual Obligations listed on Schedule VIII or (y) Contractual Obligations in effect on the Closing Date affecting Subsidiaries acquired in the UT Automotive Acquisition, (ix) any restrictions on a Special Purpose Subsidiary, (x) restrictions on cash or other deposits or net worth provisions under customer and supply agreements entered into in the ordinary course of business, and (xi) any restrictions contained in any instrument or agreement that refinances any Indebtedness or other obligations which contains similar restrictions.

                  9.15 Special Purpose Subsidiary. Permit (a) any Special Purpose Subsidiary to engage in any business other than Receivable Financing Transactions and activities directly related thereto or (b) at any time the U.S. Borrower or any of its Subsidiaries (other than a Special Purpose Subsidiary) or any of their respective assets to incur any liability, direct or indirect, contingent or otherwise, in respect of any obligation of a Special Purpose Subsidiary whether arising under or in connection with any Receivable Financing Transaction or otherwise.

                  9.16 Interest Rate Agreements. Enter into, or become a party to, any Interest Rate Agreement that is speculative in nature.

                  SECTION 10.  GUARANTEE

                  10.1 Guarantee. (a) The U.S. Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each of the other Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) The U.S. Borrower further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel, provided that the U.S. Borrower shall only be required to pay the fees and disbursements of (i) one counsel for the Administrative Agent, (ii) one counsel for the Lenders and (iii) one counsel for the Administrative Agent and the Multicurrency Lenders in the jurisdiction of each Foreign Subsidiary Borrower) which may be paid or incurred by the Administrative Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the U.S. Borrower under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations.

                  (c) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the U.S. Borrower hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

                  (d) The U.S. Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

                  10.2 No Subrogation. Notwithstanding any payment or payments made by the U.S. Borrower hereunder, or any set-off or application of funds of the U.S. Borrower by the Administrative Agent or any Lender, the U.S. Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the other Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the U.S. Borrower seek or be entitled to seek any contribution or reimbursement from the other Borrowers in respect of payments made by the U.S. Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the other Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the U.S. Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the U.S. Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the U.S. Borrower, and shall, forthwith upon receipt by the U.S. Borrower, be turned over to the Administrative Agent in the exact form received by the U.S. Borrower (duly indorsed by the U.S. Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  10.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The U.S. Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the U.S. Borrower, and without notice to or further assent by the U.S. Borrower, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Administrative Agent or the Lenders (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the

U.S. Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Borrowers or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any such Borrower or any such other guarantor or any release of such Borrower or such other guarantor shall not relieve the U.S. Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the U.S. Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  10.4 Guarantee Absolute and Unconditional. The U.S. Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrowers and the U.S. Borrower and the other Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The U.S. Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the other Borrowers and the U.S. Borrower with respect to the Obligations. This Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers (other than the U.S. Borrower) against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the U.S. Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the U.S. Borrower under this Section 10, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the other Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from such other Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the other Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the U.S. Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the U.S. Borrower. This Section 10 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the U.S. Borrower and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the U.S. Borrower under this Agreement shall have been satisfied by payment in full and the

Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

                  10.5 Reinstatement. This Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  10.6 Payments. The U.S. Borrower hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as the case may be, without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.


                  SECTION 11.  EVENTS OF DEFAULT

                  Upon the occurrence of any of the following events:

                  (a) Any Borrower shall fail to pay (i) any principal of any Loans when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms thereof or hereof or (ii) any interest on any Loans, or any fee or other amount payable hereunder, within five days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the U.S. Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The U.S. Borrower or any other Loan Party shall default in the observance or performance of any negative covenant contained in
         Section 9; or

                  (d) The U.S. Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document other than as provided in (a) through (c) above, and such default shall continue unremedied for a period of 30 days; or

                  (e) Any Loan Document shall cease, for any reason, to be in full force and effect, or the U.S. Borrower or any other Loan Party shall so assert; or any security interest created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except, in each case, as provided in subsection 13.19; or

                  (f) The Subsidiary Guarantee shall cease, for any reason, to be in full force and effect, or any guarantor thereunder shall so assert, except as provided in subsection 13.19; or

                  (g) The subordination provisions contained in any instrument pursuant to which the Subordinated Debt was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms; or

                  (h) The U.S. Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under this Agreement), in the payment of any Guarantee Obligation or in the payment of any Interest Rate Agreement Obligation, in any case where the principal amount thereof then outstanding exceeds $40,000,000 beyond the period of grace (not to exceed 60 days), if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Interest Rate Agreement Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Interest Rate Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or, beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (i) (i) The U.S. Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the U.S. Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the U.S. Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the U.S. Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated,discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the U.S. Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the U.S. Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (j) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the U.S. Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject the U.S. Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the U.S. Borrower and its Subsidiaries taken as a whole; or

                  (k) One or more judgments or decrees shall be entered against the U.S. Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $40,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (l) (i) Any Person or "group" (within the meaning of Section 13(d) or 15(d) of the Exchange Act) (A) shall have acquired beneficial ownership of 35% or more of any outstanding class of capital stock of the U.S. Borrower having ordinary voting power in the election of directors or (B) shall obtain the legal right (whether or not exercised) to elect a majority of the U.S. Borrower's directors or (ii) the Board of Directors of the U.S. Borrower shall not consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (i) above with respect to the U.S. Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, any of the following actions may be taken:
(i) with the consent of the Majority Lenders, the Administrative Agent may, or upon therequest of the Majority Lenders, the Administrative Agent shall, by notice to the U.S. Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the direction of the Majority Lenders, the Administrative Agent shall, by notice of default to the U.S. Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii)the Administrative Agent may, and upon the direction of the Majority Lenders shall, exercise any and all remedies and other rights provided pursuant to this Agreement and/or the other Loan Documents.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                  SECTION 12. THE ADMINISTRATIVE AGENT; DOCUMENTATION AGENT; CO-SYNDICATION AGENTS; MANAGING AGENTS; LEAD MANAGERS AND CO-AGENTS

                  12.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Chase to act as the Administrative Agent of such Lender, and to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or other Person or any officer thereof contained in this Agreement or any other Loan Document or in any certificate,report, statement or other document referred to or provided for in, or received by such Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of a Borrower or any other Person to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of the Borrowers.

                  12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of them), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  12.6 Non-Reliance on Administrative Agent and Other Lender. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Extensions of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  12.7 Indemnification. Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to its Aggregate Total Outstandings on the date on which indemnification is sought from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  12.8 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made or renewed by the Administrative Agent, and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be approved by the U.S. Borrower (such approval not to be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any resigning Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  12.10 The Managing Agents, Co-Agents and Lead Managers, Documentation Agent and Co-Syndication Agents. Each Lender, the Documentation Agent and each Managing Agent, Co-Agent, Lead Manager and Co-Syndication Agent acknowledge that the Documentation Agent and each Managing Agent, Co-Agent, Lead Manager and Co-Syndication Agent, in such capacity, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents in its respective capacity as such.

                  12.11 Actions Under Security Documents. With respect to any action under or in respect of the Security Documents that the provisions of this Agreement permit or require the Administrative Agent to take only with the consent, or upon the direction, of all of the Lenders or the Majority Lenders, as the case may be, the Lenders acknowledge that the Administrative Agent shall be required to take such action only if such action is approved by, in addition to all the Lenders or the Majority Lenders, as the case may be, such instructing group of lenders under each of the Other Credit Agreements as the Other Credit Agreements require for such action.

                  12.12 Intercreditor Agreement. In the event that a Refinancing Agreement is entered into, the Administrative Agent is authorized and directed to enter into an intercreditor agreement reasonably satisfactory to the Administrative Agent as contemplated by the definition of Refinancing
Agreement set forth in subsection 1.1, and to enter into such amendments, if any, to the Subsidiary Guarantee and the Security Documents as it shall reasonably deem required in order to give effect to such intercreditor agreement, provided, that, in any case, the Indebtedness of the U.S. Borrower hereunder and under the Other Credit Agreements (including any Refinancing Agreement in respect of either of the Other Credit Agreements) shall be pari passu and equally and ratably secured.

                  SECTION 13. MISCELLANEOUS

                  13.1 Amendments and Waivers. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 13.1. The Majority Lenders may, or,with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (i) enter into with the U.S. Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the U.S. Borrower hereunder or thereunder or (ii) waive at the U.S. Borrower's request, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                      (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Multicurrency Commitment or Revolving Credit Commitment, in each case without the consent of each Lender affected thereby;

                      (B) amend, supplement, modify or waive any provision of this subsection 13.1 or reduce the percentages specified in the definition of "Majority Lenders" or consent to the assignment or transfer by the U.S. Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all the Lenders or reduce the percentages specified in the definitions of "Majority Revolving Credit Lenders, Majority Term Loan Lenders or Majority Multicurrency Lenders without the consent of all of the Revolving Credit Lenders, Term Loan Lenders or Multicurrency Lenders, as the case may be;

                      (C) amend, supplement, modify or waive any provision of
         Section 2 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent without the consent of the then Administrative Agent;

                      (D) amend, modify or waive any provision of subsection 5.8 without the consent of each Lender affected thereby; or

                      (E) release all or substantially all of the guarantees contained in Section 10 and under the Subsidiary Guarantee or all or substantially all of the Collateral under, and as defined in, the Security Documents without the consent of each Lender other than as permitted under subsection 13.18.

Any waiver and any amendment, supplement or modification pursuant to this subsection 13.1 shall apply to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the

 Administrative Agent, and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders, the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                      (b) In addition to amendments effected pursuant to the foregoing paragraph (a), Schedules II and III may be amended as follows:

                         (i) Schedule II will be amended to add Subsidiaries of the U.S. Borrower as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the U.S. Borrower, any such Foreign Subsidiary Borrower and the Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, and (B) delivery to the Administrative Agent of
         (I) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (II) such other documents with respect thereto as the Administrative Agent shall reasonably request.

                        (ii) Schedule II will be amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) execution and delivery by the U.S. Borrower of a written amendment providing for such amendment and (B) repayment in full of all outstanding Loans of such Foreign Subsidiary Borrower.

                       (iii) Schedule III will be amended (A) to change administrative information contained therein (other than any interest rate definition, funding time, payment time or notice time contained therein) or (B) to add Available Foreign Currencies (and related interest rate definitions and administrative information) with the approval of the Majority Multicurrency Lenders, in each case, upon execution and delivery by the U.S. Borrower and the Administrative Agent of a written amendment providing for such amendment.

                        (iv) Schedule III will be amended to conform any funding time, payment time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the U.S. Borrower and the Administrative Agent of a written amendment providing for such amendment.

                         (v) Schedule III will be amended to change any interest rate definition contained therein, upon execution and delivery by the U.S. Borrower, all the Multicurrency Lenders and the Administrative Agent of a written amendment providing for such amendment.

                  (c) In addition to the amendments effected pursuant to the foregoing paragraphs (a) and (b), this Agreement may be amended, or amended and restated, contemporaneously with the occurrence of the Revolving Credit Termination Date under (and as defined in) the Amended and Restated Credit Agreement, at the request of the U.S. Borrower and with the consent of the Administrative Agent but without the consent of any Lender or other party hereto, solely to provide for the inclusion in this Agreement of provisions permitting the Revolving Credit Commitments to be used for the issuance of letters of credit and the making of swing line loans and money market swing line loans. The provisions included in this Agreement pursuant to any such amendment or amendment and restatement shall in each case be substantially equivalent to the provisions in the Amended and Restated Credit Agreement relating to Letters of Credit, Swing Line Loans and Money Market Rate Swing Line Loans (as such terms are defined in the Amended and Restated Credit Agreement) mutatis mutandis. Without limiting the foregoing, under this Agreement (i) the letter of credit fee shall be equal to the Applicable Margin with respect to Revolving Credit Loans which are Eurodollar Loans (less the fronting fee payable to the issuing lender at the rate of 0.125% per annum), (ii) the swing line loans (other than money market rate swing line loans) shall bear interest at the Alternate Base Rate, and money market rate swing line loans shall bear interest at the money market rate determined in accordance with the procedures equivalent to those set forth in the Amended and Restated Credit Agreement with respect to Money Market Rate Swing Line Loans, (iii) the maximum aggregate face amount of letters of credit at any time outstanding shall not exceed $250,000,000, (iv) the amount of the swing line commitment shall not exceed $150,000,000, (v) Letters of Credit outstanding under the Amended and Restated Credit Agreement on the date on which the amendment described in this paragraph becomes effective shall become letters of credit under this Agreement and (vi) no letters of credit outstanding under this Agreement shall have an expiry date later than the Revolving Credit Termination Date. The Issuing Lender and Swing Line Lender under the Amended and Restated Credit Agreement shall be the issuing lender and swing line lender under this Agreement, and the Revolving Credit Lenders shall acquire participating interests in, and shall receive fees with respect to, letters of credit and swing line loans under this Agreement under provisions substantially equivalent to the applicable provisions set forth in the Amended and Restated Credit Agreement.

                  (d) The Administrative Agent shall give prompt notice to each Lender of any amendment effected pursuant to subsection 13.1(b) or (c).

                  13.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:


                            The U.S. Borrower:    Lear Corporation
                                                  21557 Telegraph Road
                                                  Southfield, Michigan  48034
                                                  Attention:  Raymond F. Lowry
                                                  Telecopy:  (248) 447-1730

                                  The Foreign
                         Subsidiary Borrowers:    Lear Corporation
                                                  21557 Telegraph Road
                                                  Southfield, Michigan  48034
                                                  Attention:  Raymond F. Lowry
                                                  Telecopy:   (248) 447-1730

                     The Administrative Agent:    The Chase Manhattan Bank
                                                  270 Park Avenue
                                                  New York, New York  10017
                                                  Attention:  Richard Smith
                                                  Telecopy:   (212) 270-5100

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 3.3, 4.3, 5.2, 5.4 or 5.7 shall not be effective until received.

                  13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Borrower, the Administrative Agent, or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  13.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  13.5 Payment of Expenses and Taxes. The U.S. Borrower agrees
(a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and reasonable expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and the reasonable fees and disbursements of counsel to the several Lenders, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective directors, officers, employees and agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and the other Loan Documents, the use or proposed use by the Borrowers of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided that the U.S. Borrower shall have no obligation hereunder to (i) the Administrative Agent with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or (ii) any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Lender, in each case as finally determined by a court of competent jurisdiction. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  13.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrowers' obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause
(A) or (B) of the proviso to the second sentence of subsection 13.1(a) without the consent of the Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.7(a) as fully as if it were a Lender hereunder. Each Borrower agrees that each Participant shall be entitled to the benefits of subsections 5.10, 5.11, 5.12 and 13.6 with respect to its participation in the Commitments and the Loans outstanding from time to time hereunder as if it was a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transfer or Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the U.S. Borrower (such consent not to be unreasonably withheld) and the Administrative Agent (such consent not to be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents including, without limitation, its Commitments and Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit K, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the U.S. Borrower and the Administrative Agent) and delivered to the Administrative Agent for their acceptance and recording in the Register; provided that (i) if any Lender assigns a part of its rights and obligations under this Agreement in respect of its Revolving Credit Loans and/or Revolving Credit Commitment to an Assignee, such Lender shall assign proportionate interests in Multicurrency Loans and Multicurrency Commitments (provided, that, with the consent of the U.S. Borrower and the Administrative Agent, a Lender may assign portions of its Revolving Credit Commitment without assigning a proportionate share of its Multicurrency Commitment if either (A) such proportionate share of such Multicurrency Commitment shall be assumed by another Lender or (B) if the U.S. Borrower so agrees, such proportionate share of such Multicurrency Commitment shall be terminated), (ii) in the case of any such assignment to an additional bank or financial institution, the aggregate amount of any Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the aggregate principal amount of any Revolving Credit Loans) and Term Loans being assigned shall not be less than $10,000,000 (or (i) if less, the then outstanding amount of such Lender's Revolving Credit Commitment and Term Loans or (ii) such lesser amount as may be agreed by the U.S. Borrower and the Administrative Agent), and after giving effect to such assignment such assignor Lender, if it retains any Revolving Credit Commitment or Term Loans, shall retain a Revolving Credit Commitment and Term Loans aggregating at least $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the closing date determined pursuant to such Assignment and Acceptance,
(I) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments, rights in respect of Loans as set forth therein, and
(II) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no consent of the Borrower shall be required for any assignment effected while an Event of Default under Section 11(i) is in existence.

                  (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at their respective addresses referred to in subsection 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans and Acceptances owing to, each Lender from time to time. The entries in the Register shall constitute prima facie evidence of the information recorded therein, and the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the U.S. Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, executed by the Borrowers and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrowers.

                  (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement; provided, that any such Transferee is advised of the confidential nature of such information, if applicable, such Lender takes reasonable steps, in accordance with customary practices, to ensure that any such information is not used in violation of federal or state securities laws and such Lender otherwise complies with subsection 13.21.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (h) If, pursuant to this subsection, any interest in this Agreement or any Loan is transferred from a Lender to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to agree (for the benefit of the transferor Lender, the Administrative Agent and the U.S. Borrower) to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the U.S. Borrower) the tax forms and other documents required to be delivered pursuant to subsection 5.12(b) or (c) and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (i) If, pursuant to this subsection, any interest in this Agreement or any Loan is transferred from a Lender (other than a Lender) to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to agree (for the benefit of the transferor Lender, the Administrative Agent and the Foreign Subsidiary Borrowers) to provide the transferor Lender, the Administrative Agent and the Foreign Subsidiary Borrowers the tax forms and other documents required to be delivered pursuant to subsection 5.12(c) and (e) and to comply from time to time with all applicable laws and regulations with regard to such withholding tax exemption.

                  13.7 Adjustments; Set-Off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans then due and owing to it from any Borrower, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans then due and owing to it from such Borrower, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it from such Borrower, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable hereunder (whether at the stated maturity thereof, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  13.8 Loan Conversion/Participations. (a) (i) On any Conversion Date, to the extent not otherwise prohibited by a Requirement of Law or otherwise, all Loans outstanding in any currency other than U.S. Dollars ("Loans to be Converted") shall be converted into U.S. Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the Conversion Date) ("Converted Loans"), and (ii) on the Conversion Date (with respect to Loans described in the foregoing clause (i)) (A) each Lender severally, unconditionally and irrevocably agrees that it shall purchase in U.S. Dollars a participating interest in such Converted Loans in an amount equal to its Conversion Sharing Percentage of the outstanding principal amount of the Converted Loans, and (B) to the extent necessary to cause the Revolving Outstandings Percentage of each Lender, after giving effect to the purchase and sale of participating interests under the foregoing clause (ii), to equal its Revolving Credit Commitment Percentage (calculated immediately prior to the termination or expiration of the Revolving Credit Commitments), each Lender severally, unconditionally and irrevocably agrees that it shall purchase or sell a participating interest in Revolving Credit Loans then outstanding. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. All Converted Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans.

                  (b) If, for any reason, the Loans to be Converted may not be converted into U.S. Dollars in the manner contemplated by paragraph (a) of this subsection 13.8, (i) the Administrative Agent shall determine the U.S. Dollar Equivalent of the Loans to be Converted (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to paragraph (a) of this subsection 13.8), (ii) effective on such Conversion Date, each Lender severally, unconditionally and irrevocably agrees that it shall purchase in U.S. Dollars a participating interest in such Loans to be Converted in an amount equal to its Conversion Sharing Percentage of such Loans to be Converted and (iii) each Lender shall purchase or sell participating interests as provided in paragraph
(a)(ii) of this subsection 13.8. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount(s) of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

                  (c) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the "First Lender") to another Lender (the "Other Lender") in connection with its participating interest in any Converted Loan, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender to the same extent they would be required under subsection
5.12 if such Borrower were making payments with respect to the participating interest directly to the Other Lender.

                  (d) To the extent not prohibited by any Requirement of Law or otherwise, at any time after the actions contemplated by paragraphs (a) or (b) of this subsection 13.8 have been taken, upon the notice of any Lender to the Borrowers the following shall occur: (i) the U.S.

 Borrower (through the guarantee contained in Section 10) shall automatically be deemed to have assumed the Converted Loans in which such Lender holds a participation, (ii) any Loans outstanding in any currency other than U.S. Dollars shall be converted into U.S. Dollars on the dates of such assumption (calculated on the basis of the Exchange Rate on the Business Day immediately preceding such date of assumption) and such Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans and (iii) such Loans shall be assigned by the relevant Lender holding such Loans or obligations to the Lender who gave the notice requesting such assumption by the U.S. Borrower.

                  13.9 Intercreditor Agreement. The Administrative Agent is hereby authorized to enter into an intercreditor agreement, in form and substance reasonably satisfactory to it, to allow up to $75,000,000 in loans outstanding on the Closing Date and owing to Deutsche Bank AG New York Branch and/or Cayman Islands Branch and Toronto Dominion (Texas), Inc., or their respective affiliates, to be equally and ratably secured by the Collateral and to benefit from guarantees from the Subsidiary Guarantors on a basis which is pari passu with the Subsidiary Guarantee.

                  13.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrowers and the Administrative Agent.

                  13.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13.12 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrowers, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  13.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAW OF THE STATE OF NEW YORK.

                  13.14  Submission to Jurisdiction; Waivers. (a)
Each Borrower hereby irrevocably and unconditionally:

                         (i)submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                        (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                       (iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                        (iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) Each Foreign Subsidiary Borrower hereby irrevocably appoints the U.S. Borrower as its agent for service of process in any proceeding referred to in subsection 13.13(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of U.S. Borrower at its address for notice set forth in subsection 13.2.

                  13.15 Acknowledgement. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the U.S. Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                  13.16 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 13.17 Power of Attorney. Each Foreign Subsidiary Borrower hereby grants to U.S. Borrower an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.

                  13.18  [Reserved].

                  13.19 Release of Collateral and Guarantees. (a) The Lenders hereby agree with the U.S. Borrower, and hereby instruct the Administrative Agent, that if (i) the U.S. Borrower attains Release Status, (ii) the Administrative Agent has no actual knowledge of the existence of a Default,
(iii) the U.S. Borrower shall have delivered a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default, and (iv) all Bond Guarantees shall have been released or shall be released concurrently with the requested release of the Subsidiary Guarantee, the Administrative Agent shall, at the request and expense of the U.S. Borrower, take such actions as shall be reasonably requested by the U.S. Borrower to release its security interest in all collateral held by it pursuant to the Security Documents and to release all Subsidiary Guarantors from their obligations under the Subsidiary Guarantee. In such event, the provisions of subsection 8.10 shall be deemed terminated and of no further force or effect.

                  (b) The Lenders hereby agree with the U.S. Borrower, and hereby instruct the Administrative Agent, that if (i) on any date the ratio of Consolidated Indebtedness on such date to Consolidated Operating Profit for the four consecutive fiscal quarters most recently ended, is less than 2.50 to 1.00,
(ii) the Administrative Agent has no actual knowledge of the existence of a Default, (iii) the U.S. Borrower shall have delivered a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default, and (iv) all Bond Guarantees shall have been released or shall be released simultaneously with the requested release of the Subsidiary Guarantee, the Administrative Agent shall, at the request and expense of the U.S. Borrower, take such actions as shall be reasonably requested by the U.S. Borrower to release its security interest in all collateral held by it pursuant to the Security Documents and to release all Subsidiary Guarantors from their obligations under the Security Guarantee. In such event, the provisions of subsection 8.10 shall be deemed terminated and of no further force or effect.

                   (c) The Lenders hereby agree with the U.S. Borrower, and hereby instruct the Administrative Agent, that if the U.S. Borrower shall have delivered to the Administrative Agent written notice that it proposes to sell or otherwise dispose of any Subsidiary whose stock is pledged pursuant to a Pledge Agreement or which is a Subsidiary Guarantor, and such disposition is permitted by this Agreement, the Administrative Agent shall, at the request and expense of the U.S. Borrower, take such actions as shall be reasonably requested by the U.S. Borrower to release its security interest in the stock of such Subsidiary and to release such Subsidiary Guarantor from its obligations under the Subsidiary Guarantee; provided, that such Subsidiary shall have been, or shall simultaneously be, released from all Bond Guarantees.

                  13.20 Judgment.(a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

                  (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

                  13.21 Confidentiality. Each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by the U.S. Borrower or any Subsidiary in connection with this Agreement; provided, however, that any Lender may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the discretion of any other Governmental Authority, (e) to such Lender's Affiliates, independent auditors and other professional advisors or (f) to any Transferee or potential Transferee; provided that such Transferee agrees to comply with the provisions of this subsection 13.21.

                  13.22 Conflicts. In the event that there exists a conflict between provisions in this Agreement and provisions in any other Loan Document, the provisions of this Agreement shall control.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                                           LEAR CORPORATION


                                                           By: /s/
                                                              ----------------
                                                              Title:

                                             LEAR CORPORATION SWEDEN AB


                                             By: /s/
                                                 ---------------------------
                                             Title:

                                                  LEAR CORPORATION FRANCE SARL


                                                   By: /s/
                                                      --------------------------
                                                      Title:

                                                LEAR CORPORATION ITALIA S.P.A.


                                                By: /s/
                                                   -----------------------------
                                                    Title:

                                              BANCA DI ROMA - CHICAGO BRANCH


                                              By:/s/
                                                 -------------------------------
                                                 Title:

                                            LEAR CORPORATION BETEILIGUNGS GMBH



                                            By:/s/
                                               ---------------------------------
                                               Title:

                                           THE CHASE MANHATTAN BANK, as
                                           Administrative Agent and as a Lender

                                           By:/s/
                                               ---------------------------
                                               Title:

                                                BANCA DI ROMA - CHICAGO BRANCH


                                                By:/s/
                                                   -----------------------
                                                   Title:

                                           THE BANK OF NOVA SCOTIA

                                           By:/s/
                                              ----------------------------------
                                              Title:

                                          BANCA NAZIONALE DEL LAVORO S.P.A. NEW
                                          YORK BRANCH


                                          By:/s/
                                             --------------------------------
                                             Title:

                                          By:/s/
                                             --------------------------------
                                             Title:

                                             BANCO ESPIRITO SANTO E COMERCIAL DE
                                             LISBOA, NASSAU BRANCH

                                             By: /s/
                                                ---------------------------
                                                Title:

                                             By: /s/
                                                ---------------------------
                                                Title:

                                        NBD BANK


                                        By:  /s/
                                           -------------------------------------
                                              Title:

                                        BANK OF AMERICA NT & SA


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE BANK OF NEW YORK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                            THE BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY




                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        BANKERS TRUST COMPANY


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        BANQUE NATIONALE DE PARIS


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        CHANG HWA COMMERCIAL BANK, LTD., NEW
                                        YORK BRANCH



                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        CITICORP USA, INC., as Co-Syndication
                                        Agent and as a Lender


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        COMERICA BANK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        CREDIT AGRICOLE INDOSUEZ


                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        CREDIT SUISSE FIRST BOSTON


                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        ERSTE BANK DER OESTERREICHISCHEN
                                        SPARKASSEN

                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        FLEET NATIONAL BANK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE FUJI BANK, LIMITED


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        MERITA BANK PLC, NEW YORK BRANCH



                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        MICHIGAN NATIONAL BANK


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        MORGAN STANLEY SENIOR FUNDING, INC., as
                                        Co-Syndication Agent and as a Lender


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        PARIBAS

                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        ROYAL BANK OF CANADA

                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        THE ROYAL BANK OF SCOTLAND plc



                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        SKANDINAVISKA ENSKILDA BANKEN


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        SOCIETE GENERALE



                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        SUNTRUST BANK, ATLANTA


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        TORONTO DOMINION (TEXAS), INC., as
                                        Documentation Agent and as a Lender


                                        By: /s/
                                           ------------------------------------
                                            Title:


                                        TORONTO-DOMINION BANK EUROPE LTD., as a
                                        Multicurrency Lender


                                        By: /s/
                                           ------------------------------------
                                            Title:

                                        WACHOVIA BANK



                                        By: /s/
                                           ------------------------------------
                                            Title:

                                                                     SCHEDULE I

                             COMMITMENTS; ADDRESSES




A. Revolving Credit Commitment, Multicurrency Commitments (U.S. Dollars) and Term Loan Commitments


                                                     Revolving Credit         Multicurrency         Term Loan
           Lender                                      Commitment             Commitment            Commitment
           ------                                      ----------             ----------            ----------
The Chase Manhattan Bank                               23,500,000               23,500,000           23,500,000
Banca Di Roma - Chicago Branch                          7,500,000                                     7,500,000
The Bank of Nova Scotia                                23,500,000               10,000,000           23,500,000
Banca Nazionale Del Lavoro S.P.A. New
York Branch                                            12,500,000                                    12,500,000
Banco Espirito Santo E Comercial De Liboa,
Nassau Branch                                           5,000,000                                     5,000,000
NBD Bank                                               23,500,000               15,000,000           23,500,000
Bank of America NT & SA                                23,500,000               19,000,000           23,500,000
The Bank of New York                                   20,000,000                                    20,000,000
The Bank of Tokyo-Mitsubishi Trust
Company                                                23,500,000                                    23,500,000
Bankers Trust Company                                  23,500,000               10,000,000           23,500,000
Banque Nationale De Paris                              15,000,000                                    15,000,000
Chang Hwa Commerical Bank, LTD., New
York Branch                                             7,500,000                                     7,500,000
Citicorp USA, Inc.                                     23,500,000               15,000,000           23,500,000


                                                     Revolving Credit         Multicurrency         Term Loan
           Lender                                      Commitment             Commitment            Commitment
           ------                                      ----------             ----------            ----------
Comerica Bank                                          20,000,000                                    20,000,000
Credit Agricole Indosuez                                7,500,000                7,500,000            7,500,000
Credit Suisse First Boston                             23,500,000                                    23,500,000
Erste Bank Der Oesterreichischen
Sparkassen                                              7,500,000                                     7,500,000
Fleet National Bank                                    12,500,000                                    12,500,000
The Fuji Bank, Limited                                 20,000,000                                    20,000,000
The Industrial Bank of Japan, Limited                  20,000,000                                    20,000,000
Merita Bank plc, New York Branch                        7,500,000                                     7,500,000
Michigan National Bank                                  7,500,000                 3,500,000           7,500,000
Morgan Stanley Senior Funding, Inc.                    23,500,000                                    23,500,000
Paribas                                                 7,500,000                 5,000,000           7,500,000
Royal Bank of Canada                                   12,500,000                                    12,500,000
The Royal Bank of Scotland plc                         20,000,000                16,500,000          20,000,000
Skandinaviska Enskilda Banken                          12,500,000                                    12,500,000
Societe Generale                                       15,000,000                 5,000,000          15,000,000
Suntrust Bank, Atlanta                                 15,000,000                10,000,000          15,000,000
Toronto Dominion (Texas), Inc.                         23,500,000                15,000,000          23,500,000
Wachovia Bank                                          12,500,000                10,000,000          12,500,000
TOTAL                                                 500,000,000               165,000,000         500,000,000

B.       [RESERVED]

C.       Addresses for Notices

BANCA DI ROMA - CHICAGO BRANCH
225 West Washington, Suite 1200
Chicago, IL 60606
Attn: Jim Semonchik
Tel: (312) 704-2629
Fax: (312) 726-3058

BANK OF NOVA SCOTIA
181 West Madison Street, Suite 3700
Chicago, IL  60602
Attn:  Brian Hewett
Tel:  (312) 201-4145
Fax:  (312) 201-4108

BANCA NAZIONALE DEL LAVORO S.P.A., NEW YORK BRANCH
25 West 51st Street
New York, NY  10019
Attn:  Giulio Giovine
Tel:  (212) 581-0710
Fax:  (212) 765-2978

[BANCO ESPIRITO SANTO E COMERCIAL DE LISBOA, NASSAU BRANCH]

NBD BANK
611 Woodward Avenue
Detroit, MI  48226
Attn:  Thomas Lakocy
Tel:  (313) 225-2884
Fax:  (313) 225-2290

BANK OF AMERICA NT & SA
231 South LaSalle Street
Chicago, IL  60693
Attn:  Steve Ahrenholz
Tel:  (312) 828-1291
Fax:  (312) 987-7384

THE BANK OF NEW YORK
One Wall Street, 22nd Floor
New York, NY  10286
Attn:  William M. Barnum
Tel:  (212) 635-1066
Fax:  (212) 635-6434

THE BANK OF TOKYO-MITSUBUSHI LTD., NEW YORK BRANCH
1251 Avenue of the Americas, 12th Floor
New York, NY  10020-1104
Attn:  Friedrich N. Wilms
Tel:  (212) 782-4341
Fax:  (212) 782-6445

BANKERS TRUST COMPANY
233 South Wacker Drive, Suite 8400
Chicago, IL  60606
Attn:  Tom Cole
Tel:  (312) 993-8051
Fax:  (312) 993-8162

BANQUE NATIONALE DE PARIS
209 South LaSalle Street, 5th Floor
Chicago, IL  60604
Attn:  Christine L. Howatt
Tel:  (312) 977-1383
Fax:  (312) 977-1380

[CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH]

CITICORP USA, INC.
399 Park Avenue
New York, NY  10043
Attn:  Elizabeth Palermo
Tel:  (212) 559-3533
Fax:  (212) 826-3375

COMERICA BANK
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3265
Detroit, MI  48226
Attn:  Michael Shea
Tel:  (313) 222-2977
Fax:  (313) 222-3776

CREDIT AGRICOLE INDOSUEZ
55 East Monroe Street, Suite 4700
Chicago, IL  60603-5702
Attn:  Richard Drennan
Tel:  (312) 917-7441
Fax:  (312) 372-3724

CREDIT SUISSE FIRST BOSTON
11 Madison Avenue
New York, New York  10010-3829
Attn:  Kristin Lepri
Tel:  (212) 325-9058
Fax:  (212) 325-8309

[ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN]

FLEET NATIONAL BANK
One Federal Street
Boston, MA  02211
Attn:  Juan Jeffries
Tel:  (617) 346-4953
Fax:  (617) 346-0585

[THE FUJI BANK, LIMITED]

THE INDUSTRIAL BANK OF JAPAN, LIMITED
227 West Monroe Street, Suite 2600
Chicago, IL  60606
Attn:  David Geddy
Tel:  (312) 855-8482
Fax:  (312) 855-8200

MERITA BANK PLC, NEW YORK BRANCH
437 Madison Avenue, 21st Floor
New York, NY  10022
Attn:  William Keller
Tel:  (212) 318-9317

MICHIGAN NATIONAL BANK
27777 Inkster Road
Farmington Hills, MI  48333
Attn:  Christopher Mayone
Tel:  (248) 473-4357
Fax:  (248) 615-5910

[MORGAN STANLEY SENIOR FUNDING, INC.]

PARIBAS
227 West Monroe, Suite 3300
Chicago, IL  60606
Attn:  Nicholas C. Mast
Tel:  (312) 853-6038
Fax:  (312) 853-6020

ROYAL BANK OF CANADA
One North Franklin Street, Suite 700
Chicago, IL  60606
Attn:  Patrick K. Shields
Tel:  (312) 551-1629
Fax:  (312) 551-0805

[THE ROYAL BANK OF SCOTLAND PLC]

[SKANDINAVISKA ENSKILDA BANKEN]
Magnus Lejdftrom
Tel: (212) 907-4801

SOCIETE GENERALE
181 West Madison Street, Suite 3400
Chicago, IL  60602
Attn:  Eric Bellaiche
Tel:  (312) 578-5056
Fax:  (312) 578-5099

SUNTRUST BANK, ATLANTA
25 Park Place
Mailcode 118
Atlanta, GA  30303
Attn: Shelly Browne
Tel: 404-230-5224
Fax: 404-588-8505/658-4905

SUNTRUST BANK ATLANTA
25 Park Place
Mailcode 118
Atlanta, GA  30303
Attn:  Jennifer Harrelson
Tel:  (404) 588-7461
Fax:  (404) 588-8505/658-4905

TD SECURITIES (USA) INC.
70 W. Madison, Suite 5430
Chicago, IL 60602
Attn:  Mario da Ponte
Tel:  (312) 977-2127
Fax:  (312) 782-6332

WACHOVIA CORPORATE SERVICES, INC.
191 Peachtree Street, N.E.
Atlanta, GA  30303
Attn:  Katie Trocron
Tel:  (404)
Fax:  (404) 332-6898

                                                                     SCHEDULE II



                           FOREIGN SUBSIDIARY BORROWER






                                                              Jurisdiction of
Name and Address                                              Incorporation
----------------                                              -------------



Lear Corporation Sweden AB                                    Sweden
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730


Lear France SARL                                              France
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730

Lear Corporation GmbH & Co. KG                                Germany
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730

Lear Corporation Beteiligungs GmbH                            Germany
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730



Lear Corporation Italia S.p.A.                                Italy
c/o Lear Corporation
21557 Telegraph Road
Southfield, Michigan  48034
Attention:  Raymond F. Lowry
Telecopy:  (248) 447-1730

                                                                    SCHEDULE III


                             ADMINISTRATIVE SCHEDULE



I.  MULTICURRENCY LOANS

         A.  Interest Rates for Each Currency

                  Sterling:

                           for any Interest Period in respect of any Tranche, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the rates at which Chase is offered deposits in Sterling in the Paris interbank market at or about 11:00 A.M., Paris time, on the Quotation Day for such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to Chase's Multicurrency Commitment Percentage of the applicable Multicurrency Loan.

                  Swedish Kroner:

                           for any Interest Period in respect of any Tranche, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the rates at which Chase is offered deposits in Swedish Kroner in the London interbank market at or about 11:00 A.M., London time, on the Quotation Day for such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to Chase's Multicurrency Commitment Percentage of the applicable Multicurrency Loan.


                  euro unit:

                           for any Interest Period in respect of any Tranche, the rate per annum for deposits in euro for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 (or, if no such quotation appears on such Telerate Page, on the appropriate Reuters Screen) as of 11:00 a.m., London time, on the Quotation Day of such Interest Period.

         B. Funding Office, Funding Time, Payment Office, Payment Time for Each Currency.

         Sterling:

                  1.   Funding Office:
                       Account of: Chase Manhattan International Limited Account No: CHAPS 40 52 06
                                    Chase Manhattan Bank
                                    125 London Wall
                                    London EC2Y 5AJ

                  2.   Funding Time:  11:00 A.M., local time.

                  3.   Payment Office:
                       Account of: Chase Manhattan International Limited Account No: CHAPS 40 52 06
                                    Chase Manhattan Bank
                                    125 London Wall
                                    London EC2Y 5AJ

                  4.   Payment Time:  11:00 A.M., local time.


         Swedish Kroner:

                  1.   Funding Office:
                       Account of: Chase Manhattan International Limited Account No: 52018519395

                  2.   Funding Time: 11:00 A.M., local time.

                  3.   Payment Office:
                       Account of: Skandinaviska Enskilda Banken, Stockholm Account No: 52018519395

                  4.   Payment Time:  11:00 A.M., local time.


         euro unit:

                  1.   Funding Office:
                       Account of: Chase Manhattan International Limited Account No: 6001600037
                                    The Chase Manhattan Bank AG, Frankfurt

                  2.   Funding Time: 11:00 A.M., local time.

                  3.   Payment Office:
                       Account of: Chase Manhattan International Limited Account No: 6001600037
                                    The Chase Manhattan Bank AG, Frankfurt

                  4.   Payment Time:  11:00 A.M., local time.


         C.       Notice of Multicurrency Loan Borrowing:

                  1.   Deliver to:  Chase Manhattan International Limited
                                    Trinity Tower
                                    9 Thomas More Street
                                    London E1 9YT
                                    Attention:  Steve Clark
                                    Telephone No:  44-171-777-2353
                                    Fax No:  44-171-777-2360/2085

                  2.   Time:
                       Not later than 11:00 A.M., London time, on the last Business Day preceding the Quotation Day in respect of such Borrowing Date.

                  3.   Information Required:
                       Name of Foreign Subsidiary Borrower, amount to be borrowed, and Interest Periods.


         D.       Notice of Multicurrency Loan Continuation; Notice of
                  Prepayment:

                  1.   Deliver to:         Chase Manhattan International Limited
                                           Trinity Tower
                                           9 Thomas More Street
                                           London E1 9YT
                                           Attention:  Steve Clark
                                           Telephone No:  44-171-777-2353
                                           Fax No:  44-171-777-2360/2085

                  2.   Time:
                       Not later than 11:00 A.M., London time, on the last Business Day preceding the Quotation Day for the next Interest Period.

                  3.   Information Required:
                       Name of Foreign Subsidiary Borrower, amount to be continued or prepaid, as the case may be, and Interest Periods.

                                                                     SCHEDULE IV


                               SECURITY DOCUMENTS


I.       Pledge Agreements

                  1. Pledge Agreement, dated as of the date hereof, made by the U.S. Borrower and Lear Operations Corporation pledging 100% of the stock of Lear Operations Corporation and Lear Corporation Automotive Holdings in favor of the General Administrative Agent, substantially in the form of Exhibit Q to the Agreement.

                  2. Pledge Agreement to be entered into within 60 days after the Closing Date in respect of 65% of the capital stock of Lear Germany.

                                                                      SCHEDULE V



                                   [RESERVED]

                                                                     SCHEDULE VI

                                 SUBSIDIARIES(1)

DOMESTIC SUBSIDIARIES:

                                                  Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Amtex, Inc.                                       Pennsylvania           50%          Lear Corporation

Bryan Manufacturing Company                           Ohio               100%         Lear Corporation Automotive Holdings

Corporate Eagle Two LLC                                                  50%          LCT, Inc.

Detroit Automotive Interiors L.L.C.                 Michigan             49%          Lear Corporation

Essex International de Chihuahua, Inc.              Delaware             100%         Lear Corporation Automotive Holdings

General Seating of America, Inc.                    Delaware             50%          Lear Corporation

Industrial Electrical Specialties, Inc.             Delaware             55%          Lear Corporation Automotive Holdings

IPCO Inc.                                           Delaware             100%         Lear Corporation Automotive Holdings

LCT, Inc.                                           Michigan             100%         Lear Corporation

Lear Corporation (Germany) Ltd.                     Delaware             100%         Lear Corporation

Lear Corporation Global Development, Inc.           Delaware             100%         Lear Corporation

Lear Corporation Mendon                             Delaware             100%         Lear Corporation

Lear Donnelly Overhead Systems, L.L.C.              Michigan             50%          Lear Corporation

Lear East L.P.                                    Pennsylvania           100%         Lear East, Inc. (99%); Lear
                                                                                      Corporation Global Development, Inc.
                                                                                      (1%)

Lear East, Inc.                                     Delaware             100%         Lear Operations Corporation

Lear Investments Company, L.L.C.                    Delaware             100%         Lear Corporation

Lear Mexican Holding, L.L.C.                        Delaware             100%         Lear Seating Holdings Corp. #50

Lear Midwest Automotive, Limited Partnership        Delaware             100%         Lear Midwest, Inc. (99.9%); Lear
                                                                                      Corporation Mendon (0.1%)

Lear Midwest, Inc.                                  Kentucky             100%         Lear Operations Corporation

Lear Operations Corporation                         Delaware             100%         Lear Corporation

Lear Seating Holdings Corp. #50                     Delaware             100%         Lear Corporation

Lear Seating Holdings Corp. #100                    Delaware             100%         Lear Corporation

Lear Technologies, L.L.C.                           Delaware             100%         Lear Corporation

-----------------------------

     1.   After giving effect to the UT Atomotive acquisition.

                                                                               3

                                                  Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Lear Trim L.L.C.                                    Delaware             100%         NAB Corporation (99.9%); Lear
                                                                                      Corporation (.1%)

Masland Transportation, Inc.                        Delaware             100%         Lear Corporation

Motors Acquisition Corporation                      Delaware             100%         Lear Corporation

NAB Corporation                                     Delaware             100%         Lear Corporation

Precision Fabrics Group                          North Carolina          29%          Lear Corporation

Superior Coach Corporation                            Ohio               100%         Lear Corporation Automotive Holdings

United Technologies Automotive (Japan), Inc.        Delaware             100%         Lear Corporation Automotive Holdings

United Technologies Automotive (U.K.) Limited       Delaware             100%         Lear Corporation Automotive Holdings

United Technologies Automotive Systems, Inc.          Ohio               100%         Lear Corporation Automotive Holdings

United Technologies Automotive, Inc.                Delaware             100%         Lear Corporation Automotive Holdings

United Technologies Furukawa Corporation            Delaware             51%          Lear Corporation Automotive Holdings

UT Automitive Advanced Technology, Inc.             Delaware             100%         Lear Corporation Automotive Holdings

UT Automotive Dearborn, Inc.                        Delaware             100%         Lear Corporation Automotive Holdings

Lear Corporation Automotive Holdings                Delaware             100%         Lear Operations Corporation

Wagner Industries, Inc.                              Indiana             100%         Lear Corporation Automotive Holdings

                                                                               4
FOREIGN SUBSIDIARIES:



                                             Jurisdiction of
             Name of Entity                  Organization       Stock Ownership                 Record Holder
             --------------                  ------------       ---------------                 -------------
AB Extruding                                    Sweden               100%          Lear Corporation Sweden AB

AB Trelleborgsplast                             Sweden               100%          Lear Corporation Sweden AB

All Automotive Industries Canada Inc.           Canada               100%          Lear Corporation

Alfombras San Luis S.A.                        Argentina             100%          Industria Textil Dragui S.A.

Arbitrario B.V.                               Netherlands            100%          Lear Corporation

Asia Pacific Components Co., Ltd.              Thailand               98%          Lear Seating (Thailand) Corp., Ltd.

Auto Interiors India Private Ltd.                India                25%

Autoform Kunsrstoffeile GmbH                    Germany               69%          Gruppo Pianfej S.r.L (44%); Pianfei
                                                                                   Glass SA (25%)

Autoform Kunststoffteile GmbH & Co KG           Germany             70.89%         Gruppo Pianfej S.r.L (45.2%); Pianfei
KG                                                                                 Glass SA (29.69%)

Autotrim, S.A. de C.V.                          Mexico                40%          Interiores Automotrics Summa S.A. de
                                                                                   C.V.

AVB Anlagen und Vorrichtungsbau                 Germany               55%          Lear Corporation Bereiligungs GmbH

Aviken Plast AB                                 Sweden               100%          Lear Corporation Gnosjoplast AB

Chongqing Lear Chang'an Automotive               China              35.75%         Lear Corporation China Ltd.
Interior Trim Co., Ltd.

Consorcio Industrial Mexicanos de               Mexico               100%          Lear Corporation 99.4%; Empresas
Autopartes S.A. de C.V.                                                            Industriales Mexicanos de Autopartes,
                                                                                   S.A. de  C.V. .6%

Davart Group Ltd.                                 UK                 100%          Lear Corporation UK Interior Systems
                                                                                   Limited

Donnelly Eurotrim Ltd.                          Ireland               50%          Lear Donnelly Overhead Systems, L.L.C.

El Trim (Pty.) Ltd.                              Italy                51%          Lear Corporation Beteiligungs GmbH

Empetek autodily s.r.o.                     Czech Republic            50%          Lear Donnelly Overhead Systems, L.L.C.

Empresas Industriales Mexicanos de              Mexico              74.98%         Lear Corporation
Autopartes, S.A. de C.V.

Favesa S.r.l. de C.V.                           Mexico               100%          Lear Holdings S.r.l. de C.V.

Gate Deutschland GmbH                           Germany              100%          Lear Corporation Automotive Holdings

Gate France S.A.                                France              99.760%        Lear Corporation Automotive Holdings

Gate S.p.A.                                      Italy               100%          Lear Corporation Automotive Holdings

Gate UK Limited                                  U.K.                100%          Lear Corporation Automotive Holdings

General Seating of Canada Ltd.                  Canada                50%          Lear Corporation Canada, Ltd.

General Seating of Thailand Corp. Ltd.                                50%          Lear Corporation

                                                                               5

                                                  Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Gruppo Pianfei S.r.L.                            Italy               100%          Lear Corporation Italia Holding S.r.L.

Guilford Kast Plastifol Dynamics Ltd.             UK                 33.3%         Lear Corporation Drahtfedem GmbH

Hanil Lear Automotive Parts Private Ltd.         India                50%          Lear Corporation

Hubei UTA-Xianfeng Auto Electric                 China               100%          Lear Corporation Automotive Holdings
Company, Ltd.

Industria Textil Dragui S.A.                   Argentina             100%          Industrias Lear de Argentina, S.A.

Industrias Cousin Freres, S.L.                   Spain              49.99%         Lear Corporation Italia S.p.A..

Industrias Lear de Argentina, S.A.             Argentina             100%          Lear Corporation

Industrias Lear Trim S. de R.L. de C.V.         Mexico               100%          Lear Holdings S.r.l. de C.V.

Inteco S.p.A.                                    Italy               100%          Strapazzini Auto S.p.A. (99%), Lear
                                                                                   Corporation Italia Holding S.r.L. (1%)

Interiores Automotrices Summa S.A. de           Mexico                40%          Lear Operations Corporation
C.V.

Interiores Para Autos, S.A. de C.V.             Mexico                40%          Interiores Auto Matricies Summa S.A. de
                                                                                   C.V.

Interni S.A.                                    Brazil                25%

Jiangxi Jiangling Lear Interior Systems          China                32%          Lear Corporation China Ltd.
Co. Ltd.

John Cotton Plastics Ltd.                         UK                 100%          Lear Corporation UK Interior Systems
                                                                                   Limited

L.S. Servicos Ltds.                             Brazil               100%          Lear Corporation

Lear Automotive Corporation Singapore          Singapore             100%          Lear Corporation
Pte. Ltd.

Lear Bahia Ltd.                                 Brazil               100%          Lear do Brazil Ltda.

Lear Belgium Newco                              Belgium              100%          Lear Corporation

Lear Brits (SA)(Pty.) Ltd.                   South Africa            100%          Lear Corporation

Lear Car Seating do Brasil Ltda.                Brazil               100%          L.S. Servicos Ltda.

Lear Corporation (Nottingham) Limited             UK                 100%          Lear Corporation (UK) Limited)

Lear Corporation (S.A.)(Pty.) Ltd.           South Africa            100%

Lear Corporation (SSD) Ltd.                       UK                 100%          Lear UK ISM Limited

Lear Corporation (SSD) NV                       Belgium              100%          Lear Corporation

Lear Corporation (UK) Ltd.                        UK                 100%          Lear UK Acquisition Limited

Lear Corporation Asientos, S.A.                  Spain               100%          Lear Corporation Spain S.L.

Lear Corporation Australia Pty. Ltd.           Australia             100%          Lear Corporation

Lear Corporation Austria GmbH                   Austria              100%          Lear Corporation Beteiligungs GmbH

                                                                               6

                                                  Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Lear Corporation Austria GmbH & Co. KG          Austria              100%          Lear Corporation Beteiligungs GmbH
                                                                                   (99%); Lear Corporation Austria GmbH
                                                                                   (1%)
Lear Corporation Automotive Components       South Africa            100%
(Pty.) Ltd.

Lear Corporation Beteiligungs GmbH              Germany              100%          Lear Corporation (Germany) Ltd.

Lear Corporation Drabtfedern GmbH               Germany              100%          Lear Corporation Beteiligungs GmbH

Lear Corporation Canada Ltd.                    Ontario              100%          Lear Corporation

Lear Canada Investments Ltd.                    Ontario              100%          Lear Corporation

Lear Corporation China Ltd.                    Mauritius              65%

Lear Corporation France S.A.R.L.                France               100%          Lear Corporation

Lear Corporation GmbH & Co. KG                  Germany              100%          Lear Corporation Drahtfedern GmbH

Lear Corporation Holdings Spain S.L.                                 100%          Lear Corporation

Lear Corporation Hungary KFT                                         100%          Lear Corporation Drahtfedern GmbH

Lear Corporation Interior Compenents         South Africa            100%          Lear Corporation
(Pty.) Ltd.

Lear Corporation Italia Holding S.r.L.           Italy               100%          Lear Corporation

Lear Corporation Italia S.p.A.                   Italy               100%          Lear Corporation Italia Holdings S.r.L.

Lear Corporation Italia Speciality Car           Italy               100%          Lear Corporation Italia Holding S.r.L
Group S.r.L.

Lear Corporation Italia Sud S.p.A.               Italy               100%          Lear Corporation Italia S.p.A.

Lear Corporation Mexico S.A. de C.V.            Mexico               99.6%         Lear Holdings S.r.l. de C.V.

Lear Corporation Poland Gliwice                 Poland               100%          Lear Corporation
S.p.zo.o.

Lear Corporation Poland II S.p.zo.o.            Poland               100%          Lear Corporation

Lear Corporation Poland S.p.zo.o.               Poland               100%          Lear Corporation

Lear Corporation Portugal-Components           Portugal              100%          Lear Corporation
Para Automovers, Lda.

Lear Corporation Spain S.L.                                          100%          Lear Corporation Holdings Spain S.L.

Lear Corporation Sweden AB                      Sweden               100%          Lear Corporation

Lear Corporation Sweden Gnosjoplast AB          Sweden               100%          Lear Corporation Sweden AB

Lear Corporation UK Holdings Ltd.                 UK                 100%          Lear Corporation

Lear Corporation UK Interior Systems Ltd.         UK                 100%          Lear Corporation UK Holdings Ltd.

Lear Corporation Verwaltungs GmbH               Germany              100%          Lear Corporation Drahtfedern GmbH




                                                  Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Lear de Venezuela, C.A.                        Venezuela             100%          Lear Corporation

Lear de Brazil ltda.                            Brazil               100%          Lear Corporation

Lear Donnelly Mexico, S. de R.L. de C.V.                             (50%)         Lear Donnelly Overhead Systems, L.L.C.

Lear Foreign Sales Group                   US Virgin Islands         100%          Lear Corporation

Lear Holdings S.r.L.  de C.V.                                        (50%)         Lear Mexican Holdings, L.L.C.

Lear Inespo Comercial Industrial Ltda.          Brazil              50.01%         Lear Corporation

Lear JIT (Pty.) Ltd.                         South Africa             51%          Lear Corporation Drahtfedern GmbH

Lear North West (Pty.) Ltd.                  South Africa            100%          Lear Corporation

Lear Seating (Thailand) Corp., Ltd.            Thailand               98%          Lear Corporation

Lear Seating Private Limited                     India               [49%]         Ramco Investments Limited

Lear Sewing (Pty) Ltd.                       South Africa             51%          Lear Corporation Drahtfedern GmbH

Lear Teknik Oto Yan Sanayi Limited Sirket       Turkey              66.67%         Lear Corporation

Lear UK Acquisition Limited                       UK                 100%          Lear Corporation UK Holdings Limited

Lear UK ISM Limited                               UK                 100%          Lear Corporation (UK) Limited

Lear Vijayjyot Seating Private Limited           India                50%          Ramco Investments Limited

LECA S.p. zo.o                                  Poland               100%          Lear Corporation

Markol Otomotiv Yan Sanayi VE Ticaret           Turkey                35%          Lear Corporation
A.S.

Masland (UK) Limited                              UK                 100%          Lear Corporation

Masland Industries of Canada Limited            Canada               100%          Lear Corporation

Mecanismos Auxiliarios Industriales, S.A.        Spain               99.9%         Lear Corporation Automotive Holdings

No-Sag Drahtfedern Spitzer & Co. KG             Austria              62.5%         Lear Corporation Drahtfedern GmbH

OOO Lear                                        Russia               100%          Lear Corporation Global Development,
                                                                                   Inc.

Pianfei Engineering S.r.L.                       Italy               100%          Gruppo Pianfei S.r.L.

Pianfei Glass SA                                 Spain                35%          Gruppo Pianfei S.r.L.

Pianfei Ipa S.pA.                                Italy               100%          Gruppo Pianfei S.r.L. (98%); Lear
                                                                                   Corporation Italia Holding S.r.L. (2%)

Pianfei Melti S.r.L.                             Italy                73%          Lear Corporation Italia Holding S.r.L.

Pianfei Sicilia S.r.L.                           Italy               100%          Gruppo Pianfei S.r.L.

Pianfei Sud S.r.L.                               Italy               100%          Gruppo Pianfei S.r.L. (70%);

                                                                                   Pianfei Melfi S.r.L. (30%)

                                                                               8

                                                  Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
Polovat Auto Sp.zo.o.                           Poland               100%          Polovar Sp.z.o.o.

Polovat Sp.zo.o.                                Poland               100%          Arbirario B.V.

Protos S.r.L.                                    Italy               100%          Lear Corporation Italia Holding S.r.L.

PRPI S.p.A. (in liquidation)                     Italy                85%          Gruppo Pianfei S.r.L.(18%); Pianfei
                                                                                   Engineering S.r.L. (67%)

Rael Handels GmbH                               Austria              100%          Lear Corporation Bereiligungs GmbH

Ramco Investments Limited                      Mauritius             100%          Lear Corporation

Rolloplast Formsprutning AB                     Sweden               100%          Lear Corporation Gnosjoplast AB

S.A.L.B.I. AB                                   Sweden                50%          Lear Corporation Sweden AB

Shanghai Lear Automobile Interior Trim           China              35.75%         Lear Corporation China Ltd.
Co., Ltd.

Shanghai Songjiang Lear Automotive               China               35.75         Lear Corporation China Ltd.
Carpet & Accoustics Co. Ltd.

Siam UT Automotive Co., Ltd.                   Thailand            99.9976%        Lear Corporation Automotive Holdings

Societe No Sag Francaise                        France                56%          Lear Corporation France S.A.R.L.

Societe Offran-Villaise de Technologie,         France               100%          Lear Corporation France S.A.R.L.
S.A.

Sommer Masland (UK) Limited                       UK                  50%          Masland (UK) Limited

Spitzer GmbH                                    Austria              62.5%         Lear Corporation Drahtfedern GmbH

Stapur SA                                      Argentina              5%           Lear Corporation Automotive Holdings

Strapazzini Auto S.p.A.                                              100%          Strapazini Resine S.r.L. (1%)
                                                                                   Strapazzini Resine S.r.L. (99%)

Strapazzini Resine S.R.L.                        Italy               100%          Lear Corporation Italia Holding S.r.L.

SWECA Sp. z.o.o.                                Poland               100%          Lear Corporation

United Technologies Automotive                 Argentina             100%          Lear Corporation Automotive Holdings
(Argentina) S.A.

United Technologies Automotive (Europe)         France              99.75%         Lear Corporation Automotive Holdings
S.A.

United Technologies Automotive (France)         France               100%          Lear Corporation Automotive Holdings
S.A.R.L.

United Technologies Automotive                 Honduras               98%          Lear Corporation Automotive Holdings
(Honduras) S.A.

United Technologies Automotive (Hungary)        Hungary              100%          Lear Corporation Automotive Holdings
Kft

United Technologies Automotive                Philippines            99.9%         Lear Corporation Automotive Holdings
(Philippines), Inc.

                                                                               9

                                                  Jurisdiction of
                Name of Entity                    Incorporation    Stock Ownership                Record Holder
                --------------                    -------------    ---------------                -------------
United Technologies Automotive (Poland)         Poland                75%          Lear Corporation Automotive Holdings
Sp.zo.o.

United Technologies Automotive                  Mexico               99.9%         Lear Corporation Automotive Holdings
Electrical Systems de Mexico, S.A. de
C.V.

United Technologies Gate Espana, S.A.            Spain              99.992%        Lear Corporation Automotive Holdings

UPM S.r.L.                                       Italy                39%          Gruppo Pianfei S.r.L.

UT Automotive (Netherlands) B.V.              Netherlands            100%          Lear Corporation Automotive Holdings

UT Automotive (Poland) Sp.zo.o.                 Poland               100%          Lear Corporation Automotive Holdings

UT Automotive (Portugal) Components De         Portugal              100%          Lear Corporation Automotive Holdings
Automovies S.A.

UT Automotive Almussafes Services, S.A.          Spain                99%          Lear Corporation Automotive Holdings

UT Automotive Services Netherlands B.V.       Netherlands            100%          Lear Corporation Automotive Holdings

UT Automotive Tunisia S.A.                      Tunisia             99.98%         Lear Corporation Automotive Holdings

UT Loewe Automotive Electronics GmbH            Germany              100%          Lear Corporation Automotive Holdings

UT Automotive Saerouns Service, GmbH            Germany              100%          Lear Corporation Automotive Holdings

Wuhan UTA-DCAC Auto Electric Company,            China                75%          Lear Corporation Automotive Holdings
Limited

P.T. Lear Corporation                          Indonesia              51%          Lear Corporation

F.G. Microdesign                                 Italy                70%          Lear Corporation Automotive Holdings


                                                                    SCHEDULE VII



                               HAZARDOUS MATERIAL

                  The Borrower has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Superfund") at the Organic Chemical site in Grandville, MI, A-1 Disposal Site in Plainwell, MI, the Thermo-Chem site in Muskegon, MI, the Sunrise landfill in Wayland Township, MI, and the Ostego landfill in Michigan. In addition, the Borrower has received settlement offers to resolve its responsibility at the PCB, Inc. site in Kansas City, KS and MO ($2500.00) and the ABC Barrel and Drum site in Detroit, MI ($8500.00). Although liability at the sites has not been finalized, the Borrower believes that expected liability is not material.

                                                                   SCHEDULE VIII



                       CONTRACTUAL OBLIGATION RESTRICTIONS

1. Indenture, dated February 1, 1994, between Lear Corporation, as Issuer and the State Street Bank & Trust Company (as successor to the First National Bank of Boston), as Trustee, relating to the Borrower's 8 1/4% Subordinated Notes.

2. Indenture, dated July 1, 1996 between Lear Corporation, as Issuer, and the Bank of New York, as Trustee, relating to the U.S. Borrower's
         9 1/2% Subordinated Notes.

3. Loan Agreement between NS Beteiligungs GmbH and Industriekreditbank AG-Deutsch Industriek.

4. Agreements and security instruments with respect to indebtedness assumed in connection with the Acquisition and the Fiat Seat Business, GSA, GSC, Delphi, Borealis, Masland Industries, Automotive Industries, Keiper, Pianfei, Strapazzini, Dragui, Polovat and Ovatex acquisitions and agreements governing indebtedness which refinance such indebtedness.

5. Loan Agreement between Lear Corporation Canada Ltd. and the Province of Ontario, Canada relating to indebtedness of up to $2,000,000 (Canadian).

6. Loan Agreement, dated January 27, 1993, between Lear Corporation Canada Ltd. and the Province of Ontario, Canada.

7. Industrial Facilities Agreement governing indebtedness of ASAA Technologies, Inc. to Cumberland Plateau Planning District Commission and Cumberland Plateau Company.

8. Mortgage loan agreements governing indebtedness and ASAA Technologies, Inc. to Associated Lender Lakeshore N.A.

9. Agreement governing working capital Indebtedness of Lear Seating (Indonesia) Pty Ltd. and Lear Australia Pty Ltd.

10. Term Loan Agreement between Lear Corporation and Toronto Dominion (Texas), Inc. (as amended).

11. Term Loan Agreement between Lear Corporation and Deutsche Bank AG New York Branch and/or Cayman Islands Branch (as amended).

                                                                              1

                                     AGENTS


                    Invitation                                                        Agency
                    ----------                                                        ------
The Chase Manhattan Bank                                                         Administrative Agent

                                                                       Sole Book Manager and Sole Lead
Chase Securities Inc.                                                                        Arranger

The Bank of Nova Scotia                                                                Managing Agent

NBD Bank                                                                               Managing Agent

Bank of America NT & SA                                                                Managing Agent

The Bank of New York                                                                         Co-Agent

The Bank of Tokyo-Mitsubishi Trust Company                                             Managing Agent

Bankers Trust Company                                                                  Managing Agent

Banque Nationale De Paris                                                                Lead Manager

Citicorp USA, Inc.                                                               Co-Syndication Agent

Comerica Bank                                                                                Co-Agent

Credit Suisse First Boston                                                             Managing Agent

The Fuji Bank, Limited                                                                       Co-Agent

The Industrial Bank of Japan, Limited                                                        Co-Agent

Morgan Stanley Senior Funding, Inc.                                              Co-Syndication Agent

The Royal Bank of Scotland plc                                                               Co-Agent




             Invitation                                                                  Agency
             ----------                                                                  ------
Societe Generale                                                                         Lead Manager

Suntrust Bank, Atlanta                                                                   Lead Manager

Toronto Dominion (Texas), Inc.                                                    Documentation Agent